EXHIBIT 10.1
                                                               ------------


                                                             EXECUTION COPY
                                                             --------------




         ==================================================================



                                    $50,000,000



                                  CREDIT AGREEMENT


                                       AMONG


                                URC HOLDINGS CORP.,

                                    as Borrower,

                              THE LENDERS NAMED HEREIN


                                        and


                        THE FIRST NATIONAL BANK OF CHICAGO,

                                      as Agent


                                    DATED AS OF


                                  October 23, 1996



         ==================================================================

                                  TABLE OF CONTENTS



         ARTICLE I

              DEFINITIONS ..............................................   1

         ARTICLE II

              THE FACILITY..............................................  22
              2.1.   The Facility.......................................  22
                     2.1.1.  Description of Facility....................  22
                     2.1.2.  Facility Amount............................  22
                     2.1.3.  Availability of Facility...................  22
              2.2.   Ratable Advances...................................  23
                     2.2.1.  Ratable Advances...........................  23
                     2.2.2.  Ratable Advance Rate Options...............  23
                     2.2.3.  Method of Selecting Types and
                             Interest Periods for Ratable Advances......  23
                     2.2.4.  Conversion and Continuation of
                             Outstanding Ratable Advances...............  24
              2.3.   Competitive Bid Advances...........................  25
                     2.3.1.  Competitive Bid Option.....................  25
                     2.3.2.  Competitive Bid Quote Request..............  26
                     2.3.3.  Invitation for Competitive Bid Quotes......  26
                     2.3.4.  Submission and Contents of
                             Competitive Bid Quotes.....................  27
                     2.3.5.  Notice to Borrower.........................  29
                     2.3.6.  Acceptance and Notice by Borrower..........  29
                     2.3.7.  Allocation by Agent........................  30
              2.4.   Availability of Funds..............................  30
              2.5.   Facility Fee; Reductions in Aggregate Commitment...  31
              2.6.   Minimum Amount of Each Advance.....................  31
              2.7.   Optional Principal Payments........................  31
              2.8.   Changes in Interest Rate, etc......................  32
              2.9.   Rates Applicable After Default.....................  32
              2.10.  Method of Payment..................................  33
              2.11.  Notes; Telephonic Notices..........................  33
              2.12.  Interest Payment Dates; Interest and Fee Basis.....  34
              2.13.  Notification of Advances, Interest Rates,
                     Prepayments and Commitment Reductions..............  34
              2.14.  Lending Installations..............................  34
              2.15.  Non-Receipt of Funds by the Agent..................  35
              2.16.  Taxes..............................................  35
              2.17.  Agent's Fees.......................................  37

         ARTICLE III

              CHANGE IN CIRCUMSTANCES...................................  37
              3.1.   Yield Protection...................................  37
              3.2.   Changes in Capital Adequacy Regulations............  38
              3.3.   Availability of Types of Advances..................  39
              3.4.   Funding Indemnification............................  39
              3.5.   Lender Statements; Survival of Indemnity...........  39
              3.6.   Substitution of Lenders............................  40
              3.7.   Survival...........................................  40

         ARTICLE IV

              CONDITIONS PRECEDENT......................................  41
              4.1.   Initial Loans......................................  41
              4.2.   Each Future Advance................................  43

         ARTICLE V

              REPRESENTATIONS AND WARRANTIES............................  44
              5.1.   Corporate Existence and Standing...................  44
              5.2.   Authorization and Validity.........................  44
              5.3.   Compliance with Laws and Contracts.................  45
              5.4.   Governmental Consents..............................  45
              5.5.   Financial Statements...............................  46
              5.6.   Material Adverse Change............................  46
              5.7.   Taxes..............................................  46
              5.8.   Litigation.........................................  47
              5.9.   Capitalization.....................................  47
              5.10.  ERISA..............................................  48
              5.11.  Defaults...........................................  48
              5.12.  Federal Reserve Regulations........................  49
              5.13.  Investment Company; Public Utility
                     Holding Company Act................................  49
              5.14.  Certain Fees.......................................  49
              5.15.  Solvency...........................................  50
              5.16.  Ownership of Properties............................  50
              5.17.  Indebtedness.......................................  50
              5.18.  Material Agreements................................  51
              5.19.  Environmental Laws.................................  51
              5.20.  Insurance..........................................  52
              5.21.  Insurance Licenses.................................  52
              5.22.  Reserves...........................................  52
              5.23.  Disclosure.........................................  53

         ARTICLE VI

              COVENANTS.................................................  53
              6.1.   Financial Reporting................................  53
              6.2.   Use of Proceeds....................................  57
              6.3.   Notice of Default..................................  57
              6.4.   Conduct of Business................................  57
              6.5.   Taxes..............................................  58
              6.6.   Insurance..........................................  59
              6.7.   Compliance with Laws...............................  59
              6.8.   Maintenance of Properties..........................  59
              6.9.   Inspection.........................................  59
              6.10.  Capital Stock and Dividends........................  60
              6.11.  Indebtedness ......................................  60
              6.12.  Merger.............................................  61
              6.13.  Sale of Assets.....................................  61
              6.14.  Investments and Purchases..........................  62
              6.15.  Contingent Obligations.............................  64
              6.16.  Liens..............................................  65
              6.17.  Affiliates.........................................  66
              6.18.  Other Indebtedness.................................  66
              6.19.  Environmental Matters..............................  66
              6.20.  Change in Corporate Structure; Fiscal Year.........  67
              6.21.  Inconsistent Agreements............................  67
              6.22.  Financial Covenants................................  67
                     6.22.1.  Minimum Statutory Surplus.................  67
                     6.22.2.  Leverage Ratio............................  67
              6.23.  Tax Consolidation..................................  68
              6.24.  ERISA Compliance...................................  68

         ARTICLE VII

              DEFAULTS..................................................  69

         ARTICLE VIII

              ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............  72
              8.1.   Acceleration.......................................  72
              8.2.   Amendments.........................................  73
              8.3.   Preservation of Rights.............................  74

         ARTICLE IX

              GENERAL PROVISIONS........................................  74
              9.1.   Survival of Representations........................  74
              9.2.   Governmental Regulation............................  74
              9.3.   Taxes..............................................  75

              9.4.   Headings...........................................  75
              9.5.   Entire Agreement...................................  75
              9.6.   Several Obligations; Benefits of
                     this Agreement.....................................  75
              9.7.   Expenses; Indemnification..........................  75
              9.8.   Numbers of Documents...............................  76
              9.9.   Accounting ........................................  76
              9.10.  Severability of Provisions.........................  76
              9.11.  Nonliability of Lenders............................  76
              9.12.  Choice of Law......................................  77
              9.13.  Consent to Jurisdiction............................  77
              9.14.  Waiver of Jury Trial...............................  78
              9.15.  Disclosure.........................................  78
              9.16.  Counterparts.......................................  78
              9.17.  Confidentiality....................................  78

         ARTICLE X

              THE AGENT.................................................  79
              10.1.  Appointment........................................  79
              10.2.  Powers.............................................  80
              10.3.  General Immunity...................................  80
              10.4.  No Responsibility for Loans, Recitals, etc.........  80
              10.5.  Action on Instructions of Lenders..................  80
              10.6.  Employment of Agents and Counsel...................  81
              10.7.  Reliance on Documents; Counsel.....................  81
              10.8.  Agent's Reimbursement and Indemnification..........  81
              10.9.  Notice of Default .................................  82
              10.10. Rights as a Lender.................................  82
              10.11. Lender Credit Decision.............................  82
              10.12. Successor Agent....................................  83

         ARTICLE XI

              SETOFF; RATABLE PAYMENTS..................................  83
              11.1.  Setoff.............................................  83
              11.2.  Ratable Payments...................................  84

         ARTICLE XII

              BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.........  84
              12.1.  Successors and Assigns.............................  84
              12.2.  Participations.....................................  85
                     12.2.1.  Permitted Participants; Effect............  85
                     12.2.2.  Voting Rights.............................  85
                     12.2.3.  Benefit of Setoff.........................  86

              12.3.  Assignments........................................  86
                     12.3.1.  Permitted Assignments.....................  86
                     12.3.2.  Effect; Effective Date....................  87
              12.4.  Dissemination of Information.......................  87
              12.5.  Tax Treatment......................................  87

         ARTICLE XIII

              NOTICES...................................................  88
              13.1.  Giving Notice......................................  88
              13.2.  Change of Address..................................  88

                                      EXHIBITS
                                      --------

         Exhibit A      -    Ratable Note
         Exhibit B      -    Competitive Bid Note
         Exhibit C      -    Competitive Bid Quote Request
         Exhibit D      -    Invitation for Competitive Bid Quotes
         Exhibit E      -    Competitive Bid Quote
         Exhibit F      -    Compliance Certificate
         Exhibit G      -    Assignment Agreement


                                     SCHEDULES
                                     ---------

         Schedule 5.3   -    Approvals and Consents
         Schedule 5.4   -    Governmental Consents
         Schedule 5.7   -    Taxes
         Schedule 5.9   -    Capitalization
         Schedule 5.10  -    ERISA
         Schedule 5.16  -    Owned Properties
         Schedule 5.17  -    Indebtedness
         Schedule 5.19  -    Environmental
         Schedule 5.21  -    Insurance Licenses
         Schedule 6.14  -    Investments
         Schedule 6.16  -    Liens

                                  CREDIT AGREEMENT


              This Credit Agreement, dated as of October 23, 1996, is among URC HOLDINGS CORP., a Delaware corporation, the Lenders and THE FIRST NATIONAL BANK OF CHICAGO, as Agent and in its individual capacity as a Lender.


                                  R E C I T A L S:
                                  - - - - - - - -
              A. The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of $50,000,000, the proceeds of which the Borrower will use for the general corporate needs of the Borrower and its Subsidiaries.

              B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein.

              NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:


                                     ARTICLE I

                                    DEFINITIONS
                                    -----------

              As used in this Agreement:

              "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower.

              "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Interest Period.

              "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.
                                                             -----------

              "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than 7 and not more than 180 days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

              "Absolute Rate Loan" means a Loan which bears interest at the Absolute Rate.

              "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by some or all of the Lenders to the Borrower on the same Borrowing Date, of the same Type (or on the same interest basis in the case of Competitive Bid Advances) and, when applicable, for the same Interest Period and includes a Competitive Bid Advance.

              "Affected Lender" is defined in Section 3.6.
                                              -----------

              "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this Agreement, a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

              "Agent" means First Chicago in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity
                             ---------
         as a Lender, and any successor Agent appointed pursuant to
         Article X.
         ---------

              "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders hereunder. The initial Aggregate Commitment is $50,000,000.

              "Agreement" means this Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

              "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5(a) and (b), as modified by
                                   --------------     ---
         interpretations of the FASB Emerging Issues Task Force regarding multi-year funded reinsurance contracts; provided, that with respect to the financial covenants contained in Section 6.22
                                                         ------------
         hereof, the related definitions, and the computations required thereby, such term means generally accepted accounting principles (except where SAP is applicable) in effect on the date hereof, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5(a) and (b).
                                             --------------     ---

              "Alleghany" means Alleghany Corporation, a Delaware corporation.

              "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

              "Applicable Eurodollar Margin" means, on any date, subject to the following sentence of this definition, the applicable of the following percentages:


                                                   Applicable
                   Debt Rating on Such Date     Eurodollar Margin
                   ------------------------     -----------------

                      Level I Status                  .16%

                      Level II Status                 .20%

                      Level III Status                .225%

                      Level IV Status                 .25%

                      Level V Status                  .325%

         Any change in the Applicable Eurodollar Margin shall be effective as of the date on which the Borrower has received official notification of the change in the Debt Rating giving rise thereto and shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

              "Applicable Facility Fee Percentage" means, on any date, subject to the following sentence of this definition, the applicable of the following percentages:

                                               Applicable Facility
                   Debt Rating on Such Date       Fee Percentage
                   ------------------------    -------------------

                      Level I Status                  .09%

                      Level II Status                 .10%

                      Level III Status                .125%

                      Level IV Status                 .15%

                      Level V Status                  .175%

         Any change in the Applicable Facility Fee Percentage shall be effective as of the date on which the Borrower has received official notification of the change in the Debt Rating giving rise thereto and shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

              "Arranger" means First Chicago Capital Markets, Inc., and its successors and assigns.

              "Article" means an article of this Agreement unless another document is specifically referenced.

              "Authorized Officer" means any of the chief executive officer or chief financial officer of the Borrower, acting singly.

              "Bankruptcy Code" means Title 11, United States Code, sections 1 et seq., as the same may be amended from time to time,
                    -- ---
         and any successor thereto or replacement therefor which may be hereafter enacted.

              "Borrower" means URC Holdings Corp., a Delaware corporation, and its successors and assigns.

              "Borrowing Date" means a date on which an Advance is made hereunder.

              "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

              "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

              "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

              "Cash Equivalents" means Investments maturing within one year from the date of investment (excluding (x) Investments as to which the principal amount to be repaid may be subject to fluctuation and (y) mortgage backed securities consisting of principal only or interest only strips) in (a) certificates of deposit, Eurodollar time deposits and other interest bearing deposits or accounts with United States commercial banks having a combined capital and surplus of at least $500,000,000 and rated C or better by Keefe Bruyette and Associates or with any Lender, (b) certificates of deposit, other interest bearing accounts or deposits and demand deposits with other United States commercial banks, which deposits and accounts are in amounts fully insured by the Federal Deposit Insurance Corporation, (c) obligations issued or unconditionally guaranteed by the United States government or issued by an agency thereof and backed by the full faith and credit of the United States, (d) direct obligations issued by any state of the United States or any political subdivision thereof which have the highest rating obtainable from S&P on the date of investment, (e) commercial paper rated A-1 or better by S&P and P-1 or better by Moody's or (f) money market mutual funds identified by the valuation office of the NAIC as requiring no investment reserve.

              "Change" is defined in Section 3.2.
                                     -----------

              "Change in Control" means (a) Alleghany shall fail to maintain beneficial ownership, directly or indirectly, free and clear of any Lien, of at least 51% of the outstanding voting stock of the Borrower (unless such failure arises from a Public Offering and no Person (other than Alleghany) or Persons acting in concert acquire (either in such Public Offering or thereafter) beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 10% or more of the outstanding voting stock of the Borrower), or
         (b) during any period of 25 consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower.

              "Closing Transactions" is defined in Section 4.1(d).
                                                   --------------

              "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

              "Commitment" means, for each Lender, the obligation of such Lender to make Ratable Loans not exceeding the amount set forth opposite its signature below and as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to Section 12.3.2, as such amount may be modified from
                     --------------
         time to time pursuant to the terms hereof.

              "Competitive Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Competitive Bid Loans made by some or all of the Lenders to the Borrower at the same time and for the same Interest Period.

              "Competitive Bid Borrowing Notice" is defined in Section
                                                               -------
         2.3.6.
         -----

              "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

              "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

              "Competitive Bid Note" means a promissory note in
         substantially the form of Exhibit B hereto, with appropriate
                                   ---------
         insertions, duly executed and delivered to the Agent by the
         Borrower for the account of a Lender and payable to the order of such Lender, including any amendment, modification, renewal or replacement of such promissory note.

              "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit E hereto completed and
                                      ---------
         delivered by a Lender to the Agent in accordance with Section
                                                               -------
         2.3.4.
         -----

              "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit C hereto completed
                                              ---------
         and delivered by the Borrower to the Agent in accordance with
         Section 2.3.2.
         -------------

              "Condemnation" is defined in Section 7.8.
                                           -----------

              "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

              "Consolidated Person" means, for the taxable year of reference of Alleghany, each Person which has joined or which is required to join in the filing of a consolidated federal income tax return with Alleghany.

              "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract.

              "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

              "Conversion/Continuation Notice" is defined in Section 2.2.4.
                                                             -------------

              "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

              "Debt Rating" means the credit rating assigned to the Borrower's senior, unsecured long term Indebtedness (without credit enhancement) as publicly announced by Moody's or S&P, as the case may be. If the rating system of Moody's or S&P shall materially change from that in effect on the date of this Agreement, then the parties hereto shall negotiate in good faith to amend the references to such ratings in this Agreement to fairly reflect such changes.

              "Default" means an event described in Article VII.
                                                    -----------

              "Environmental Laws" is defined in Section 5.19.
                                                 ------------

              "Environmental Permits" is defined in Section 5.19.
                                                    ------------

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "Eurodollar Advance" means a Eurodollar Bid Rate Advance or a Eurodollar Ratable Advance, or both, as the case may be.

              "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Eurodollar Bid Rates pursuant to Section 2.3.
                                                               ------------

              "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Ratable Loan (or in the case of a Eurodollar Bid Rate Advance, in an amount comparable to the amount of such Advance) and having a maturity approximately equal to such Eurodollar Interest Period.

              "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Lender for the relevant Eurodollar Interest Period, the sum of (a) the Eurodollar Base Rate and (b) the Competitive Bid Margin offered by such Lender and accepted by the Borrower.

              "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

              "Eurodollar Bid Rate Loan" means a Loan which bears interest at the Eurodollar Bid Rate.

              "Eurodollar Interest Period" means, with respect to a Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

              "Eurodollar Loan" means a Eurodollar Ratable Loan or Eurodollar Bid Rate Loan, or both, as the case may be.

              "Eurodollar Ratable Advance" means an Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.3.
            -------------

              "Eurodollar Ratable Loan" means a Loan which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section
                                                                    -------
         2.2.3.
         -----

              "Eurodollar Rate" means, with respect to a Eurodollar Ratable Advance for the relevant Eurodollar Interest Period, the sum of
         (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (b) the Applicable Eurodollar Margin or Margins, as applicable, for such Eurodollar Interest Period. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

              "Facility Termination Date" means October 22, 2001.

              "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

              "Financial Statements" is defined in Section 5.5.
                                                   ------------

              "First Chicago" means The First National Bank of Chicago in its individual capacity as a Lender and not in its capacity as Agent, and its successors.

              "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

              "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

              "Floating Rate" means, for any day, a rate per annum equal to the higher of (a) the Corporate Base Rate for such day, or (b) the sum of the Federal Funds Effective Rate for such day plus one-half percent (.50%) per annum.

              "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

              "Floating Rate Loan" means a Ratable Loan which bears interest at the Floating Rate.

              "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any board of insurance, insurance department or insurance commissioner or any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

              "Hazardous Materials" is defined in Section 5.19.
                                                  ------------

              "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or similar instruments, (e) Capitalized Lease Obligations, (f) Rate Hedging Obligations, (g) Contingent Obligations, (h) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit and (i) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person.

              "Insurance Subsidiary" means any Subsidiary which is engaged in the insurance business.

              "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

              "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

              "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D
                                                                 ---------
         hereto, completed and delivered by the Agent to the Lenders in accordance with Section 2.3.3.
                         -------------

              "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

              "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, subsidiary or affiliate of such Lender or the Agent.

              "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

              "Level I Status" exists at any date if at such date the Debt Rating is (a) A2 (or the equivalent) or higher by Moody's or A (or the equivalent) or higher by S&P and (b) not lower than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

              "Level II Status" exists at any date if at such date (a) the Debt Rating is A3 (or the equivalent) or higher by Moody's or A- (or the equivalent) or higher by S&P, (b) the Debt Rating is not lower than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P and (c) Level I Status does not exist.

              "Level III Status" exists at any date if at such date (a) the Debt Rating is Baa1 (or the equivalent) or higher by Moody's or BBB+ (or the equivalent) or higher by S&P, (b) the Debt Rating is not lower than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P and (c) neither Level I Status nor Level II Status exists.

              "Level IV Status" exists at any date if at such date (a) the Debt Rating is Baa3 (or the equivalent) or higher by Moody's and BBB- (or the equivalent) or higher by S&P and (b) none of Level I Status, Level II Status or Level III Status exists.

              "Level V Status" exists at any date if at such date (a) the Debt Rating is lower than Baa3 (or the equivalent) by Moody's or lower than BBB- (or the equivalent) by S&P or (b) the Borrower's senior, unsecured long term Indebtedness (without credit enhancement) is unrated by both Moody's and S&P.

              "Leverage Ratio" means, with respect to the Borrower on a consolidated basis with its Subsidiaries, at any time, the ratio of (a) Indebtedness to (b) the sum of (i) Indebtedness and (ii) Net Worth, excluding the impact of Statement of Financial Accounting Standards No. 115. For the purpose of determining this ratio, Contingent Obligations shall be excluded from Indebtedness to the extent that they relate to underlying obligations which would be included in Indebtedness.

              "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

              "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

              "Loan" means, with respect to a Lender, such Lender's portion of any Advance and "Loans" means, with respect to the Lenders, the aggregate of all Advances.

              "Loan Documents" means this Agreement, the Notes and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

              "Margin Stock" has the meaning assigned to that term under Regulation U.

              "Material Adverse Effect" means a material adverse effect on
         (a) the business, Property, condition (financial or other), performance, operations, or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

              "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

              "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement which is subject to Title IV of ERISA to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

              "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

              "Net Worth" means at any date the stockholders' equity of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

              "Notes" means, collectively, the Competitive Bid Notes and the Ratable Notes; and "Note" means any one of the Notes.

              "Notice of Assignment" is defined in Section 12.3.2.
                                                   --------------

              "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under any of the Loan Documents and any Rate Hedging Obligations or foreign exchange contracts of the Borrower owing to the Agent or any Lender.

              "Participants" is defined in Section 12.2.1.
                                           --------------

              "Payment Date" means the last day of each March, June, September and December.

              "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

              "Person" means any natural person, corporation, firm, limited liability company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

              "Plan" means an employee pension benefit plan, as defined in
         Section 3(2) of ERISA, as to which the Borrower or any member of the Controlled Group may have any liability.

              "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

              "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Loans.

              "Public Offering" means any public offering after the date hereof of shares of the Borrower's common stock, or options, warrants or securities convertible into or exchangeable for, or rights to acquire, shares of such common stock, which is registered pursuant to an effective registration statement filed by the Borrower under the Securities Act (other than (a) a registration statement filed on Form S-4 (or any successor form thereto) or (b) a registration statement filed on Form S-8 (or any successor form thereto), or any other applicable form with respect to the issuance of shares of such common stock, or options, warrants or securities convertible into or exchangeable for, or rights to acquire, such shares of common stock, issued or to be issued or granted to directors, officers or employees of the Borrower and its Subsidiaries).

              "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division or line of business thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or membership interests of a limited liability company.

              "Purchasers" is defined in Section 12.3.1.
                                         --------------

              "Quarterly Statement" means the quarterly statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing quarterly statutory financial statements and shall contain the type of financial information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

              "Ratable Advance" means a borrowing hereunder consisting of the aggregate amount of the several Ratable Loans made by the Lenders to the Borrower at the same time, of the same Type and for the same Interest Period.

              "Ratable Borrowing Notice" is defined in Section 2.2.3.
                                                       -------------

              "Ratable Loan" means a Loan made by a Lender pursuant to
         Section 2.2 hereof.
         -----------

              "Ratable Note" means a promissory note in substantially the form of Exhibit A hereto, duly executed and delivered to the Agent
                 ---------
         by the Borrower for the account of each Lender and payable to the order of a Lender in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

              "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

              "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to depositary institutions.

              "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by Persons other than banks, brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

              "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

              "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to such Persons.

              "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

              "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.
               -- ---

              "Replacement Lender" is defined in Section 3.6.
                                                 -----------

              "Reportable Event" means a reportable event as defined in
         Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation unconditionally or conditionally waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

              "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Loans.

              "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

              "Risk-Based Capital Guidelines" is defined in Section 3.2.
                                                            -----------

              "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

              "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Insurance Subsidiary for the preparation of annual statements and other financial reports by insurance companies of the same type as such Insurance Subsidiary in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section
                                                              --------
         5.5(c) and (d); provided, that with respect to the financial
         ------     ---
         covenants contained in Section 6.22 hereof, the related
                                ------------
         definitions, and the computations required thereby, "SAP" means such statutory accounting practices (except where Agreement Accounting Principles are applicable) in effect on the date hereof, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5(c)
                                                           --------------
         and (d).
         -------

              "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

              "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.

              "Solvent" means, when used with respect to a Person, that (a) the fair saleable value of the assets of such Person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by such Person), whether or not reflected on a balance sheet prepared in accordance with Agreement Accounting Principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed), (b) such Person is able to pay its debts or obligations in the ordinary course as they mature and (c) such Person does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted. "Solvency" shall have a correlative meaning.

              "Statutory Net Income" means, with respect to any Insurance Subsidiary for any computation period, the net income earned by such Person during such period, as determined in accordance with SAP ("Underwriting and Investment Income" exhibit, Line 16 of the Annual Statement).

              "Statutory Surplus" means, with respect to any Insurance Subsidiary at any time, the surplus as regards policyholders of such Insurance Subsidiary at such time, as determined in accordance with SAP ("Liabilities, Surplus and Other Funds" statement, Page 3, Line 25, Column 1 of the Annual Statement).

              "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled; provided, that "Subsidiary" shall not include URC Barbados Holding Corp. and entities owned by it so long as the Borrower does not own more than 50% of the voting securities of URC Barbados Holding Corp. for more than 3 days. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

              "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the end of the Fiscal Quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net revenues or of the consolidated Net Income of the Borrower and its Subsidiaries for the 12-month period ending as of the end of the Fiscal Quarter next preceding the date of determination.

              "Tax Sharing Agreements" means, collectively, that certain Amendment to Agreement dated as of August 18, 1995 between Alleghany and the Borrower, that certain Amendment to Agreement dated as of December 1, 1995 between the Borrower and URC, that certain Amendment to Agreement dated as of December 1, 1995 between the Borrower and URC Risk Managers, Inc., that certain Agreement dated as of December 1, 1995 between the Borrower and The Underwriting Center, Inc., that certain Agreement dated as of December 1, 1995 between The Underwriting Center, Inc. and The Underwriting Center of Georgia, Inc. (now known as The Center E&S Insurance Services, Inc.), that certain Amendment to Agreement dated as of December 1, 1995 between URC and Commercial Underwriters Insurance Company, and that certain Agreement dated as of December 1, 1995 between URC and Underwriters Insurance Company, as each is in effect on the date of this Agreement, together with any other agreements entered into pursuant to
         Section 6.23, and as any such agreement may be hereafter amended,
         ------------
         subject to compliance with the terms hereof.

              "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under
         Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which could reasonably be expected to constitute grounds under
         Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

              "Transferee" is defined in Section 12.4.
                                         ------------

              "Type" means, with respect to any Advance, its nature as a Floating Rate Advance, Eurodollar Advance or Absolute Rate Advance.

              "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

              "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

              "URC" means Underwriters Reinsurance Company, a New Hampshire insurance company and a Wholly Owned Subsidiary of the Borrower.

              "Wholly Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly Owned Subsidiaries of such Person, or by such Person and one or more Wholly Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

              The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. References herein to particular columns, lines or sections of any Person's Annual Statement shall be deemed, where appropriate, to be references to the corresponding column, line or section of such Person's Quarterly Statement, or if no such corresponding column, line or section exists or if any report form changes, then to the corresponding item referenced thereby.


                                     ARTICLE II

                                    THE FACILITY
                                    ------------

              2.1.  The Facility.
                    ------------

                    2.1.1.    Description of Facility.  The Lenders hereby
                              -----------------------
         establish in favor of the Borrower a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set out:

                              (a)  each Lender severally agrees to make
         Ratable Loans to the Borrower in accordance with Section 2.2 in
                                                          -----------
         amounts not to exceed in the aggregate at any one time outstanding the amount of such Lender's Commitment less the amount of such Lender's pro-rata share of the outstanding principal amount of all Competitive Bid Advances (regardless of which Lender or Lenders made such Competitive Bid Advances) exclusive of Competitive Bid Advances being repaid substantially contemporaneously with the making of any such Ratable Loans (but not later than the close of business on the same day); and

                              (b) each Lender may, in its sole discretion, make bids to make Competitive Bid Loans to the Borrower, and make such Loans, in accordance with Section 2.3.
                                        -----------

                    2.1.2.    Facility Amount.  In no event may the
                              ---------------
         aggregate principal amount of all outstanding Advances (including both the Ratable Advances and the Competitive Bid Advances) at any time exceed the Aggregate Commitment.

                    2.1.3.    Availability of Facility.  Subject to the
                              ------------------------
         terms of this Agreement, from and including the date hereof to, but not including, the Facility Termination Date, the Borrower may borrow, repay and reborrow Advances hereunder. All outstanding Advances and all other unpaid Obligations shall be due and payable in full by the Borrower on the Facility Termination Date.

              2.2.  Ratable Advances.
                    ----------------

                    2.2.1.    Ratable Advances.  Each Ratable Advance
                              ----------------
         hereunder shall consist of borrowings made from the several Lenders ratably in proportion to the amounts of their respective Commitments. The Borrower's obligation to pay the principal of, and interest on, the Ratable Advances shall be evidenced by the Ratable Notes. Although the Ratable Notes shall be dated the date of the initial Advance, interest in respect thereof shall be payable only for the periods during which the Loans evidenced thereby are outstanding and, although the stated amount of each Ratable Note shall be equal to the applicable Lender's Commitment, each Ratable Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Ratable Loans at the time evidenced thereby.

                    2.2.2.    Ratable Advance Rate Options.  The Ratable
                              ----------------------------
         Advances may be Floating Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3 or 2.2.4. No Ratable Advance may
                         -------------    -----
         mature after, or have an Interest Period which extends beyond, the Facility Termination Date.

                    2.2.3.    Method of Selecting Types and Interest
                              --------------------------------------
         Periods for Ratable Advances.  The Borrower shall select the Type
         ----------------------------
         of each Ratable Advance and, in the case of each Eurodollar Ratable Advance, the Eurodollar Interest Period applicable to such Ratable Advance. The Borrower shall give the Agent irrevocable notice (a "Ratable Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Ratable Advance. Notwithstanding the foregoing, a Ratable Borrowing Notice for a Floating Rate Advance may be given not later than 30 minutes after the time which the Borrower is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.3.6 and a Ratable
                                           -------------
         Borrowing Notice for a Eurodollar Ratable Advance may be given not later than 30 minutes after the time the Borrower is required to reject one or more bids offered in connection with a Eurodollar Auction pursuant to Section 2.3.6. A Ratable Borrowing Notice
                             -------------
         shall specify:

                              (a)  the Borrowing Date, which shall be a
              Business Day, of such Ratable Advance;

                              (b)  the aggregate amount of such Ratable
              Advance, which, when added to the aggregate amount of all outstanding Ratable Advances and Competitive Bid Advances and after giving effect to the repayment of any such outstanding Advances out of the proceeds of the requested Ratable Advance, shall not exceed the Aggregate Commitment;

                              (c)  the Type of Advance selected; and

                              (d)  in the case of each Eurodollar Ratable
              Advance, the Eurodollar Interest Period applicable thereto (which may not end after the Facility Termination Date).

                    2.2.4.    Conversion and Continuation of Outstanding
                              ------------------------------------------
         Ratable Advances.  Floating Rate Advances shall continue as
         ----------------
         Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Ratable Advances pursuant to this Section 2.2.4. Each Eurodollar Ratable Advance shall
                 -------------
         continue as a Eurodollar Ratable Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Ratable Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Ratable Advance continue as a Eurodollar Ratable Advance for the same or another Eurodollar Interest Period. Subject to the terms of
         Section 2.6, the Borrower may elect from time to time to convert
         -----------
         all or any part of a Ratable Advance of any Type into any other Type or Types of Ratable Advances; provided that any conversion of any Eurodollar Ratable Advance shall be made on, and only on, the last day of the Eurodollar Interest Period applicable thereto.
         The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Ratable Advance or continuation of a Eurodollar Ratable Advance not later than 11:00 a.m. (Chicago time) (x) on the date of the requested conversion, in the case of a conversion to a Floating Rate

         Advance, or (y) at least three Business Days, in the case of a conversion into or continuation of a Eurodollar Ratable Advance, prior to the date of the requested conversion or continuation, specifying:

                              (a)  the requested date, which shall be a
              Business Day, of such conversion or continuation;

                              (b) the aggregate amount and Type of Ratable Advance which is to be converted or continued; and

                              (c)  the amount and Type(s) of Ratable
              Advance(s) into which such Ratable Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Ratable Advance, the duration of the Eurodollar Interest Period applicable thereto.

              2.3.  Competitive Bid Advances.
                    ------------------------

                    2.3.1.    Competitive Bid Option.  In addition to
                              ----------------------
         Ratable Advances pursuant to Section 2.2, but subject to the terms
                                      -----------
         and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1.2 as to the maximum
                                     -------------
         aggregate principal amount of all outstanding Advances hereunder, provided that a Lender may make Competitive Bid Advances in an amount in excess of its Commitment), prior to the Facility Termination Date the Borrower may, as set forth in this Section
                                                                 -------
         2.3, request the Lenders to make offers to make Competitive Bid
         ---
         Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. The Borrower's obligation to pay the
                       -----------
         principal of, and interest on, the Competitive Bid Advances shall be evidenced by the Competitive Bid Notes. Although the Competitive Bid Notes shall be dated the date of the initial Advance, interest in respect thereof shall be payable only for the periods during which the Loans evidenced thereby are outstanding.

                    2.3.2.    Competitive Bid Quote Request.  When the
                              -----------------------------
         Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Agent by telecopy
                    -----------
         a Competitive Bid Quote Request substantially in the form of Exhibit C hereto so as to be received no later than (a) 11:00 a.m.
         ---------
         (Chicago time) at least four Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction or (b) 11:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction specifying:

                              (a) the proposed Borrowing Date, which shall be a Business Day, for the proposed Competitive Bid Advance;

                              (b)  the aggregate principal amount of such
              Competitive Bid Advance;

                              (c)  whether the Competitive Bid Quotes
              requested are to set forth a Eurodollar Bid Rate, an Absolute Rate, or both; and

                              (d)  the Interest Period applicable thereto
              (which may not end after the Facility Termination Date).

         The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within 5 Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Competitive Bid Quote Request.
         A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit C hereto shall be rejected,
                                        ---------
         and the Agent shall promptly notify the Borrower of such rejection by telecopy.

                    2.3.3.    Invitation for Competitive Bid Quotes.
                              -------------------------------------
         Promptly and in any event before 3:00 p.m. (Chicago time) on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Agent shall
                                          -------------
         send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit D
                                                             ---------
         hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.
                                         -----------

                    2.3.4.    Submission and Contents of Competitive Bid
                              ------------------------------------------
         Quotes.
         ------

                              (a) Each Lender may, in its sole discretion, submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must
                                                   -------------
              be submitted to the Agent by telecopy at its offices specified in or pursuant to Article XIII not later than (i)
                                          ------------
              9:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree); provided that Competitive Bid Quotes submitted by
                      --------
              First Chicago may only be submitted if the Agent or First Chicago notifies the Borrower of the terms of the offer or offers contained therein not later than 30 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to Articles
                                                                  --------
              IV and VIII, any Competitive Bid Quote so made shall be
              --     ----
              irrevocable except with the written consent of the Agent given on the written instructions of the Borrower.

                              (b)  Each Competitive Bid Quote shall be in
              substantially the form of Exhibit E hereto and shall in any
                                        ---------
              case specify:

                                   (i)  the proposed Borrowing Date, which
                    shall be the same as that set forth in the applicable Invitation for Competitive Bid Quotes;

                                   (ii)  the principal amount of the
                    Competitive Bid Loan for which each such offer is being made, which principal amount (a) may be greater than, less than or equal to the Commitment of the quoting Lender, (b) must be at least $2,000,000 and an integral multiple of $250,000, and (c) may not exceed the principal amount of Competitive Bid Loans for which offers were requested;

                                   (iii)  in the case of a Eurodollar
                    Auction, the Competitive Bid Margin offered for each such Competitive Bid Loan for each Interest Period requested;

                                   (iv)  the minimum amount, if any, of the
                    Competitive Bid Loan which may be accepted by the Borrower;

                                   (v)  in the case of an Absolute Rate
                    Auction, the Absolute Rate offered for each such Competitive Bid Loan for each Interest Period requested; and

                                   (vi)  the identity of the quoting
                    Lender.

                         (c) The Agent shall reject any Competitive Bid Quote that:

                                   (i)  is not substantially in the form of
                    Exhibit E hereto or does not specify all of the
                    ---------
                    information required by Section 2.3.4(b);
                                            ----------------

                                   (ii)  contains qualifying, conditional
                    or similar language, other than any such language contained in Exhibit E hereto;
                                 ---------

                                   (iii)  proposes terms other than or in
                    addition to those set forth in the applicable
                    Invitation for Competitive Bid Quotes; or

                                   (iv)  arrives after the time set forth
                    in Section 2.3.4(a).
                       ----------------

         If any Competitive Bid Quote shall be rejected pursuant to this
         Section 2.3.4(c), then the Agent shall promptly notify the
         ----------------
         relevant Lender of such rejection.

                              (d) No Lender shall disclose any Competitive Bid Quote (or any part thereof) to any other Lender (other than the Agent), and the Agent shall not disclose the Competitive Bid Quote (or any part thereof) of any Lender to any other Lender.

                    2.3.5.    Notice to Borrower.  The Agent shall promptly
                              ------------------
         notify the Borrower of the terms (a) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.3.4 and
                                                          -------------
         (b) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.

                    2.3.6.    Acceptance and Notice by Borrower.  Not later
                              ---------------------------------
         than (a) 11:00 a.m. (Chicago time) at least three Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 11:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree), the Borrower shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.3.5; provided, however, that
                                    -------------
         the failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice")
                                     --------------------------------
         shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any

         Competitive Bid Quote in whole or in part (subject to the terms of
         Section 2.3.4(b)(iv)); provided that:
         ---------------------  --------

                              (a)  the aggregate principal amount of each
              Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                              (b) acceptance of offers may only be made on the basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be, in respect of each Interest Period for which Competitive Bid Quotes were requested, and

                              (c)  the Borrower may not accept any offer
              that is described in Section 2.3.4(c) or that otherwise fails
                                   ----------------
              to comply with the requirements of this Agreement.

                    2.3.7.    Allocation by Agent.  If offers are made by
                              -------------------
         two or more Lenders with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be
                         --------  -------
         allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

              2.4.  Availability of Funds.  Not later than noon (Chicago
                    ---------------------
         time) on each Borrowing Date, each Lender (or in the case of a Competitive Bid Advance, each Lender making a portion of such Advance) shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make
                               ------------
         such funds, in the form received from the Lenders, available to the Borrower at the Agent's aforesaid address.

              2.5.  Facility Fee; Reductions in Aggregate Commitment.
                    ------------------------------------------------

                    (a) The Borrower agrees to pay to the Agent for the ratable account of each Lender a facility fee at a rate per annum equal to the Applicable Facility Fee Percentage times such Lender's Commitment (whether used or unused) from the date hereof to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date; provided, that such facility fee shall not accrue with
               --------
         respect to the Commitment of any Lender during any period in which such Lender has failed to make any Advance required hereunder.

                    (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders, in a minimum amount of $2,000,000 (and in multiples of $250,000 if in excess thereof), upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate
                    --------  -------
         Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder and no facility fees shall accrue thereafter.

              2.6.  Minimum Amount of Each Advance.  Each Advance shall be
                    ------------------------------
         in the minimum amount of $2,000,000 (and in multiples of $250,000 if in excess thereof); provided, however, that (a) any Floating
                                --------  -------
         Rate Advance may be in the amount of the unused Aggregate Commitment and (b) in no event shall more than five (5) Eurodollar Advances be permitted to be outstanding at any time.

              2.7.  Optional Principal Payments.  The Borrower may from
                    ---------------------------
         time to time pay, without penalty or premium, all outstanding Advances (other than Competitive Bid Advances, which may not be voluntarily prepaid unless a Lender has given notice in respect of such Competitive Bid Loan that additional material amounts are payable to such Lender pursuant to Section 2.16(a), 3.1 or 3.2),
                                            ---------------  ---    ---
         or, in a minimum aggregate amount of $2,000,000 or any integral multiple of $250,000 in excess thereof, any portion of the outstanding Advances (other than Competitive Bid Advances) upon notice to the Agent not later than 11:00 a.m. (Chicago time) on the date of such payment; provided, that any prepayment of a
                                   --------
         Eurodollar Advance prior to the last day of the applicable
         Eurodollar Interest Period shall require three Business Days' prior notice to the Agent and shall be subject to the indemnity provisions of Section 3.4.
                       -----------

              2.8.  Changes in Interest Rate, etc.  Each Floating Rate
                    ------------------------------
         Advance shall bear interest at the Floating Rate from and including the date of such Advance or the date on which such Advance was converted into a Floating Rate Advance to (but not including) the date on which such Floating Rate Advance is paid or converted to a Eurodollar Ratable Advance. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate. Each Eurodollar Ratable Advance and Absolute Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to, but not including, the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Ratable Advance or Absolute Rate Advance. No Interest Period may end after the Facility Termination Date.

              2.9.  Rates Applicable After Default.  Notwithstanding
                    ------------------------------
         anything to the contrary contained in Section 2.2.3 and 2.2.4, no
                                               -------------     -----
         Advance may be made as, converted into or continued as a Eurodollar Ratable Advance (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower, declare (which declaration may be revoked at the option of the Required Lenders notwithstanding any provision of
         Section 8.2 requiring unanimous consent of the Lenders to changes
         -----------
         in interest rates) that each Eurodollar Advance, Absolute Rate Advance and Floating Rate Advance shall bear interest (for the remainder of the applicable Interest Period in the case of Eurodollar Advances and Absolute Rate Advances) at the rate otherwise applicable plus two percent (2.0%) per annum; provided,
                                                                 --------
         however, that such increased rate shall automatically and without
         -------
         action of any kind by the Lenders become and remain applicable in the event of a Default described in Section 7.6 or 7.7 until
                                             -----------    ---
         revoked by the Required Lenders.

              2.10. Method of Payment.  All payments of the Obligations
                    -----------------
         hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any
                                               ------------
         other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation
                               ------------
         specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

              2.11. Notes; Telephonic Notices.  Each Lender is hereby
                    -------------------------
         authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note; provided,
                                                              --------
         however, that neither the failure to so record nor any error in
         -------
         such recordation shall affect the Borrower's obligations under such Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances, submit Competitive Bid Quotes and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

              2.12. Interest Payment Dates; Interest and Fee Basis.
                    ----------------------------------------------
         Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which a Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Ratable Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance or Absolute Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance or Absolute Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance or Absolute Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Facility fees and interest on Floating Rate Advances and Absolute Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

              2.13. Notification of Advances, Interest Rates, Prepayments
                    -----------------------------------------------------
         and Commitment Reductions.  Promptly after receipt thereof, the
         -------------------------
         Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Ratable Borrowing Notice, Conversion/ Continuation Notice, Invitation for Competitive Quotes and repayment notice received by it hereunder. The Agent will notify the Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give the Borrower and each Lender prompt notice of each change in the Floating Rate.

              2.14. Lending Installations.  Subject to Section 3.5, each
                    ---------------------              -----------
         Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telecopy notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

              2.15. Non-Receipt of Funds by the Agent.  Unless the Borrower
                    ---------------------------------
         or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan, or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Borrower has not in fact made such payment to the Agent, the Lenders shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day. If any Lender has not in fact made such payment to the Agent, such Lender or the Borrower shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day, or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

              2.16. Taxes.
                    -----

                    (a) Any payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon any income imposed on the Agent or any Lender by the jurisdiction in which the Agent or such Lender is incorporated or has its principal place of business. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld
                        ------------------
         from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in or pursuant to this Agreement; provided, however,
                                                     --------  -------
         that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the U.S. or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 2.16. Whenever
                                                   ------------
         any Non-Excluded Taxes are payable by the Borrower, as promptly as practicable thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section 2.16
                                                             ------------
         shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

                    (b) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

              2.17. Agent's Fees.  The Borrower shall pay to the Agent
                    ------------
         those fees owing to it in its capacity as Agent, in addition to the facility fees referenced in Section 2.5(a), in the amounts and
                                         --------------
         at the times separately agreed to between the Agent and the Borrower.


                                    ARTICLE III

                              CHANGE IN CIRCUMSTANCES
                              -----------------------

              3.1.  Yield Protection.  If, after the date hereof, the
                    ----------------
         adoption of or any change in any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof or the compliance of any Lender therewith,

                    (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding net income taxes and franchise taxes or any other tax based upon any income of any Lender or applicable Lending Installation imposed by the jurisdiction in which such Lender or Lending Installation is incorporated or has its principal place of business), or changes the basis of taxation of principal, interest or any other payments to any Lender or Lending Installation in respect of its Loans or other amounts due it hereunder, or

                    (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending

         Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                    (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with any Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans held, or interest received by it, in each case, by an amount reasonably deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or resulting in an amount received which such Lender reasonably determines is attributable to making, funding and maintaining its Loans and its Commitment.

              3.2.  Changes in Capital Adequacy Regulations.  If a Lender
                    ---------------------------------------
         reasonably determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any material shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any
                                                      ------
         change after the date of this Agreement in the Risk-Based Capital Guidelines, or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-
                       -----------------------------
         based capital guidelines in effect in the United States on the date of this Agreement and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices entitled "International Convergence of Capital Measurements and Capital

         Standards" and any amendments to such regulations adopted prior to the date of this Agreement.

              3.3.  Availability of Types of Advances.  If (a) any Lender
                    ---------------------------------
         determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (b) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available, or (ii) the interest rate applicable to a Eurodollar Advance does not accurately or fairly reflect the cost of making or maintaining such Eurodollar Advance, then the Agent shall suspend the availability of the affected Type of Advance until such circumstance no longer exists and require any such Eurodollar Advances to be repaid or converted into a Floating Rate Advance at the option of the Borrower, in each case subject to Section 3.4.
                                                             -----------

              3.4.  Funding Indemnification.  If any payment of a
                    -----------------------
         Eurodollar Advance or Absolute Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance or Absolute Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify the Agent and each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance or Absolute Rate Advance.

              3.5.  Lender Statements; Survival of Indemnity.  To the
                    ----------------------------------------
         extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Advances to minimize any liability of the Borrower to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a
               ------------     ---
         Type of Advance under Section 3.3, so long as such designation is
                               -----------
         not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2 or
                                                        -----------  ---

         3.4.  Such written statement shall set forth in reasonable detail
         ---
         the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Advance shall be calculated as though each Lender funded its Eurodollar Advances through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under Sections 3.1, 3.2 and 3.4
                                               ------------  ---     ---
         shall survive payment of the Obligations and termination of this Agreement.

              3.6.  Substitution of Lenders.  Upon the receipt by the
                    -----------------------
         Borrower from any Lender (an "Affected Lender") of a claim for
                                       ---------------
         compensation under Section 2.16(a), 3.1 or 3.2 or a notice in
                            ---------------  ---    ---

         accordance with Section 3.3 regarding the unavailability of a Type
                         -----------
         of Advance, the Borrower may: (a) request the Affected Lender to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Borrower to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment at the face amount thereof (a "Replacement Lender");
                                                   ------------------
         (b) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment (which request each such other Lender may decline or agree to in its sole discretion); or (c) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (a) or (c) shall be subject to the prior written consent of the Agent (which consent shall not unreasonably be withheld). Any transfer of Loans or Commitment pursuant to this Section shall be made in accordance with Section 12.3 and Section 3.4, if applicable.
                         ------------     -----------

              3.7.  Survival.  The agreements and obligations of the
                    --------
         Borrower in Section 2.16(a) and this Article III shall survive the
                     ---------------          -----------
         payment of all other Obligations, and the Borrower will have no obligation to pay any amount pursuant to Section 2.16(a), 3.1, or
                                                  ---------------  ---
         3.2 if a demand is not made within 180 days of the date on which
         ---
         the Lender's right to reimbursement arises.


                                     ARTICLE IV

                                CONDITIONS PRECEDENT
                                --------------------

              4.1.  Initial Loans.  The Lenders shall not be required to
                    -------------
         make the initial Advance hereunder unless the Borrower has furnished the following to the Agent with one copy for each of the Lenders and the other conditions set forth below have been satisfied, in each case on or before October 30, 1996.

                    (a)  Charter Documents; Good Standing Certificates.
                         ---------------------------------------------
         Copies of the certificate of incorporation of the Borrower, together with all amendments thereto, both certified by the appropriate governmental officer in its jurisdiction of incorporation, together with a good standing certificate issued by the Secretary of State of Delaware and the Secretary of State of California.

                    (b)  By-Laws and Resolutions.  Copies, certified by the
                         -----------------------
         Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party.

                    (c)  Secretary's Certificate.  An incumbency
                         -----------------------
         certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                    (d)  Officer's Certificate.  A certificate, dated the
                         ---------------------
         date of this Agreement, signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on such date (both before and after giving effect to the consummation of the transactions contemplated hereby (collectively, the "Closing Transactions")) no Default or
                             --------------------
         Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans or the consummation of any of the Closing Transactions, or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations, or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to make or consummate the Closing Transactions have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or the Borrower has obtained effective judicial relief with respect to the application thereof) and all applicable waiting periods have expired; (iv) neither the Borrower nor any Subsidiary has failed to perform any material obligation or covenant required in connection with any Closing Transaction to be performed or complied with by it on or before such date; (v) each of the representations and warranties set forth in Article V of
                                                            ---------
         this Agreement is true and correct on and as of such date; and
         (viii) since December 31, 1995 no event or change has occurred that has caused or evidences a Material Adverse Effect.

                    (e)  Legal Opinions.  Written opinions of Donovan
                         --------------
         Leisure Newton & Irvine, counsel for the Borrower, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

                    (f)  Notes.  Notes payable to the order of each of the
                         -----
         Lenders duly executed by the Borrower.

                    (g)  Loan Documents.  Executed originals of the
                         --------------
         Agreement, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

                    (h)  Letters of Direction.  Written money transfer
                         --------------------
         instructions with respect to the Advances in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

                    (i)  Solvency Certificate.  A written solvency
                         --------------------
         certificate from the chief financial officer of the Borrower in form and content satisfactory to the Agent, dated the date of this Agreement, with respect to the value, Solvency and other factual information of, or relating to, as the case may be, the Borrower and the Borrower and its Subsidiaries, taken as a whole, both before and after giving effect to the Closing Transactions.

                    (j)  Accountant's Letter.  A signed letter from KPMG
                         -------------------
         Peat Marwick LLP in form and substance satisfactory to the Agent acknowledging that the Lenders may rely on audited financial statements audited by such firm.

                    (k)  Regulatory Matters.  Receipt of any required
                         ------------------
         regulatory approvals from any Governmental Authority with respect to the transactions contemplated by the Loan Documents.

                    (l)  Insurance Subsidiaries.  A certificate of
                         ----------------------
         compliance issued by the insurance department of the state of domicile of each Insurance Subsidiary (and with respect to URC, the State of California) and such other jurisdictions as shall be requested by the Agent.

                    (m)  Other.  Such other documents as the Agent, any
                         -----
         Lender or their counsel may have reasonably requested.

              4.2.  Each Future Advance.  The Lenders shall not be required
                    -------------------
         to make any Advance unless on the applicable Borrowing Date:

                    (a) There exists no Default or Unmatured Default and none would result from such Advance;

                    (b)  The representations and warranties contained in
         Article V are true and correct in all material respects as of such
         ---------
         Borrowing Date;

                    (c) A Borrowing Notice shall have been properly submitted; and

                    (d) All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel.

              Each Ratable Borrowing Notice and Competitive Bid Quote Request with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2 have been satisfied. Any Lender may
                      -----------
         require a duly completed compliance certificate in substantially the form of Exhibit F hereto as a condition to making an Advance.
                     ---------


                                     ARTICLE V

                           REPRESENTATIONS AND WARRANTIES
                           ------------------------------

              The Borrower represents and warrants to the Lenders that, both before and after giving effect to the Closing Transactions:

              5.1.  Corporate Existence and Standing.  Each of the Borrower
                    --------------------------------
         and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified to conduct business as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

              5.2.  Authorization and Validity.  The Borrower has all
                    --------------------------
         requisite corporate power and authority and legal right to execute and deliver (or file, as the case may be) each of the Loan Documents and to perform its obligations thereunder. The execution and delivery (or filing, as the case may be) by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity).

              5.3.  Compliance with Laws and Contracts.  The Borrower and
                    ----------------------------------
         its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Borrower of the Loan Documents, the application of the proceeds of the Loans, the consummation of the Closing Transactions nor compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations G, T, U and X), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by the Loan Documents) in, of or on the property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person, except for approvals or consents which will be obtained on or before the initial Advance and are disclosed on Schedule 5.3, except for any
                                              ------------
         violation of, or failure to obtain an approval or consent required under, any such law, rule, regulation, order, writ, judgment, injunction, decree, award, indenture, instrument or agreement that could not reasonably be expected to have a Material Adverse Effect.

              5.4.  Governmental Consents.  Except as set forth in Schedule
                    ---------------------                          --------
         5.4 hereto, no order, consent, approval, qualification, license,
         ---
         authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, a Governmental Authority, or any subdivision thereof, any securities exchange or any other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents the application of the proceeds of the Loans or the consummation of any transaction contemplated in the Loan Documents.

              5.5.  Financial Statements.  The Borrower has heretofore
                    --------------------
         furnished to each of the Lenders (a) the December 31, 1995 audited consolidated financial statements of the Borrower and its Subsidiaries, (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries through June 30, 1996, (c) the December 31, 1995 audited Annual Statement of each Insurance Subsidiary and (d) the June 30, 1996 Quarterly Statement of each Insurance Subsidiary (collectively, the "Financial Statements").
                                                  --------------------
         Each of the Financial Statements was prepared in accordance with generally accepted accounting principles or SAP, as applicable, and, together with the related notes, fairly presents the consolidated financial condition and operations of the Borrower and its Subsidiaries, or such Insurance Subsidiary, as applicable, at such dates and the consolidated results of their operations for the respective periods then ended (except, in the case of such unaudited statements, for normal year-end audit adjustments).

              5.6.  Material Adverse Change.  No material adverse change in
                    -----------------------
         the business, Property, condition (financial or otherwise), performance, prospects or operations of the Borrower and its Subsidiaries, taken as a whole, has occurred since December 31, 1995.

              5.7.  Taxes.  Except as set forth in Schedule 5.7 hereto, the
                    -----                          ------------
         Borrower and its Subsidiaries have filed or caused to be filed on a timely basis and in correct form all United States federal and applicable state tax returns and all other material tax returns which are required to be filed by it, each of Alleghany and each other Consolidated Person has filed or caused to be filed all United States federal and material applicable state tax returns which are required to be filed by it on a consolidated or combined basis and which include the Borrower or any Subsidiary, and each of the Borrower, the Subsidiaries, Alleghany and each other Consolidated Person has paid all taxes due pursuant to said returns or pursuant to any assessment received by such person, except, in each case, such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles or SAP, as applicable, and as to which no Lien exists. From and after October 7, 1993, each of the Borrower and each Subsidiary has joined in the filing of a consolidated federal income tax return with Alleghany. No tax liens have been filed and no claims are being asserted with respect to any taxes for which any Consolidated Person may be liable which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves (a) on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges and (b) on the books of Alleghany and such other Consolidated Person in respect of any taxes or other governmental charges owing with respect to any tax year beginning after December 31, 1992 are in accordance with Agreement Accounting Principles or SAP, as applicable.

              5.8.  Litigation.  There is no litigation, arbitration,
                    ----------
         proceeding, inquiry or governmental investigation pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective properties which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans under this Agreement or the consummation of any other Closing Transaction.

              5.9.  Capitalization.  Schedule 5.9 hereto contains (a) an
                    --------------   ------------
         accurate description of the Borrower's capitalization as of September 30, 1996 after giving effect to the Closing Transactions and (b) an accurate list of all of the existing Subsidiaries as of the date of this Agreement, setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of the Borrower and of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are free and clear of all Liens. Except as set forth on Schedule 5.9, no authorized but
                                        ------------
         unissued or treasury shares of capital stock of the Borrower or any Subsidiary are subject to any option, warrant, right to call or commitment of any kind or character. Except as set forth on
         Schedule 5.9, neither the Borrower nor any Subsidiary has any
         ------------
         outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any right issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock other than as expressly set forth in the certificate or articles of incorporation of the Borrower or such Subsidiary. Neither the Borrower nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence except as otherwise set forth on Schedule 5.9. Except as set forth on Schedule 5.9,
                      ------------                          ------------
         as of the date hereof the Borrower does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity or partnership interest in any Person other than such Subsidiaries.

              5.10. ERISA.  The Unfunded Liabilities of all Single Employer
                    -----
         Plans maintained by the Borrower or any of its Subsidiaries do not in the aggregate exceed $1,000,000 and the Unfunded Liabilities of all Single Employer Plans maintained by the other members of the Controlled Group do not in the aggregate exceed an amount which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.10, neither the Borrower nor any
                                -------------
         other member of the Controlled Group maintains, or is obligated to contribute to, any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan maintained by the Borrower or any of its Subsidiaries, no Reportable Event has occurred with respect to any Plan maintained by any other member of the Controlled Group that could reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary has withdrawn from any Multiemployer Plan or initiated steps to do so, no other member of the Controlled Group has withdrawn from any Multiemployer Plan resulting in any withdrawal liability that could reasonably be expected to have a Material Adverse Effect or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan by any member of the Controlled Group or, to the Borrower's knowledge, by any other Person.

              5.11. Defaults.  No Default or Unmatured Default has occurred
                    --------
         and is continuing.

              5.12. Federal Reserve Regulations.  Neither the Borrower nor
                    ---------------------------
         any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation G, Regulation T, Regulation U or Regulation X. Neither the making of any Advance hereunder nor the use of the proceeds thereof will violate or conflict with the provisions of Regulation G, Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value (as determined by any reasonable method) of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.

              5.13. Investment Company; Public Utility Holding Company Act.
                    ------------------------------------------------------
         Neither the Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

              5.14. Certain Fees.  No broker's or finder's fee or
                    ------------
         commission was, is or will be payable by the Borrower or any Subsidiary with respect to any of the transactions contemplated by this Agreement. The Borrower hereby agrees to indemnify the Agent and the Lenders against and agrees that it will hold each of them harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by the Borrower in connection with any of the transactions contemplated by this Agreement and any expenses (including, without limitation, attorneys' fees and time charges of attorneys for the Agent or any Lender, which attorneys may be employees of the Agent or any Lender) arising in connection with any such claim, demand or liability. No other similar fee or commissions will be payable by the Borrower or any Subsidiary for any other services rendered to the Borrower or any Subsidiary ancillary to any of the transactions contemplated by this Agreement.

              5.15. Solvency.  As of the date hereof, before and after
                    --------
         giving effect to the consummation of the transactions contemplated by the Loan Documents and the payment of all fees, costs and expenses payable by the Borrower or its Subsidiaries with respect to the transactions contemplated by the Loan Documents, the Borrower (individually and on a consolidated basis) is Solvent.

              5.16. Ownership of Properties.  Except as set forth on
                    -----------------------
         Schedule 5.16 hereto, the Borrower and its Subsidiaries own, free
         -------------
         of all Liens, other than those permitted by Section 6.16 or by any
                                                     ------------
         of the other Loan Documents, all of the properties and assets reflected in the Financial Statements as being owned by it, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date thereof. To the knowledge of the Borrower, there are no actual, threatened or alleged defaults with respect to any leases of real property under which the Borrower or any Subsidiary is lessee or lessor which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries own or possess rights to use all licenses, patents, patent applications, copyrights, service marks, trademarks and trade names necessary to continue to conduct their business as heretofore conducted, and no such license, patent or trademark has been declared invalid, been limited by order of any court or by agreement or is the subject of any infringement, interference or similar proceeding or challenge, except for proceedings and challenges which could not reasonably be expected to have a Material Adverse Effect.

              5.17. Indebtedness.  Attached hereto as Schedule 5.17 is a
                    ------------                      -------------
         complete and correct list of all Indebtedness of the Borrower and its Subsidiaries outstanding on the date of this Agreement (other than Indebtedness in a principal amount not exceeding $1,000,000 for a single item of Indebtedness and $5,000,000 in the aggregate for all such Indebtedness), showing the aggregate principal amount which was outstanding on such date after giving effect to the Closing Transactions. The Borrower has delivered or caused to be delivered to the Lenders a true and complete copy of each instrument evidencing Indebtedness in a principal amount of $5,000,000 or more and of each document pursuant to which any of such Indebtedness was issued.

              5.18. Material Agreements.  Neither the Borrower nor any
                    -------------------
         Subsidiary is a party to any agreement or instrument or subject to any charter, bylaw or other restriction set forth in a similar governing document which could reasonably be expected to have a Material Adverse Effect or which restricts or imposes conditions upon the ability of any Subsidiary to (a) pay dividends or make other distributions on its capital stock, (b) make loans or advances to the Borrower or (c) repay loans or advances from the Borrower. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

              5.19. Environmental Laws.  There are no claims,
                    ------------------
         investigations, litigation, administrative proceedings, notices, requests for information (each a "Proceeding"), whether pending
                                           ----------
         or, to the Borrower's knowledge, threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards ("Environmental Laws") or relating to any toxic or
                     ------------------
         hazardous waste, substance or chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof ("Hazardous
                                                                  ---------
         Materials") asserted against the Borrower or any of its
         ---------
         Subsidiaries which, in any case, could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are no such Proceedings pending, or to the Borrower's knowledge threatened, except as disclosed on Schedule 5.19. The Borrower
                                            -------------
         and each of its Subsidiaries have obtained and are in compliance in all material respects with all permits, certificates, licenses, approvals and other authorizations ("Environmental Permits")
                                              ---------------------
         required for the operation of their business and have filed all required notifications or reports relating, in each case, to chemical substances, air emissions, effluent discharges and the storage, treatment, transport and disposal of Hazardous Materials. As of the date hereof, the Borrower and its Subsidiaries do not have liabilities exceeding $100,000 in the aggregate for all of them with respect to compliance with applicable Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials, and, to the knowledge of the Borrower, no facts or circumstances exist which could give rise to such liabilities with respect to compliance with applicable Environmental Laws and Environmental Permits and the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials.

              5.20. Insurance.  The Borrower and its Subsidiaries maintain
                    ---------
         insurance on their Property with such companies, in such amounts and covering such risks as is, in each case, consistent with sound business practice.

              5.21. Insurance Licenses.  No License, the loss of which
                    ------------------
         could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation. To the Borrower's knowledge, there is no sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority. No Insurance Subsidiary has received written notice from any Governmental Authority that it is deemed to be "commercially domiciled" for insurance regulatory purposes in any jurisdiction other than that indicated on Schedule 5.21. Schedule 5.21 also indicates the line
                      -------------   -------------
         or lines of insurance in which each Insurance Subsidiary is engaged and the state or states in which such Insurance Subsidiary is licensed to engage in any line of insurance, in each case as of the date of this Agreement.

              5.22. Reserves.  Each reserve and other liability amount in
                    --------
         respect of the insurance business, including, without limitation, reserve and other liability amounts in respect of insurance policies, established or reflected in the SAP Financial Statements for the year ended December 31, 1995 of each Insurance Subsidiary, was determined in accordance with generally accepted actuarial standards consistently applied, was fairly stated in accordance with sound actuarial principles and was in compliance with the requirements of the insurance laws, rules and regulations of its state of domicile as of the date thereof. Each Insurance Subsidiary owns assets that qualify as admitted assets under applicable law in an amount at least equal to the sum of all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of its state of domicile.

              5.23. Disclosure.  None of the (a) information, exhibits or
                    ----------
         reports furnished by or on behalf of the Borrower to the Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of the Borrower contained in this Agreement, the other Loan Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made and on the date as of which the same were made; provided, that this Section 5.23 shall not apply to any plan,
         --------            ------------
         forecast, projection or pro forma financial information contained in such materials that is based upon good faith estimates and assumptions believed to be reasonable at the time made. The pro forma financial information contained in such materials is based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made. There is no fact known to the Borrower (other than matters of a general economic or political nature) that has had since December 31, 1995 or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.


                                     ARTICLE VI

                                     COVENANTS
                                     ---------

              During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

              6.1.  Financial Reporting.  The Borrower will maintain, for
                    -------------------
         itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and furnish to the Lenders:

                    (a) As soon as practicable and in any event within 90 days after the close of each of its Fiscal Years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows accompanied by (i) any control letter prepared by said accountants addressed to the audit committee of the Borrower's board of directors, (ii) a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, and
         (iii) a letter from said accountants addressed to the Lenders acknowledging that the Lenders are extending credit in primary reliance on such financial statements and authorizing such reliance.

                    (b) As soon as practicable and in any event within 45 days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statements of income, retained earnings and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by its chief financial officer.

                    (c) (i) Upon the earlier of (A) fifteen days after the regulatory filing date or (B) 75 days after the close of each Fiscal Year of each Insurance Subsidiary, copies of the unaudited Annual Statement of such Insurance Subsidiary, certified by the chief financial officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP and (ii) no later than each June 15, copies of such Annual Statements audited and certified by independent certified public accountants of recognized annual standing.

                    (d) Upon the earlier of (i) ten (10) days after the regulatory filing date or (ii) 60 days after the close of each of the first three Fiscal Quarters of each Fiscal Year of each Insurance Subsidiary, copies of the Quarterly Statement of each of the Insurance Subsidiaries, certified by the chief financial officer of such Insurance Subsidiary, all such statements to be prepared in accordance with SAP.

                    (e)  Promptly and in any event within ten days after
         (i) learning thereof, notification of any changes after the date hereof in the rating given by (A) A.M. Best & Co. or S&P in respect of any Insurance Subsidiary or (B) S&P or Moody's in respect of the senior Indebtedness of the Borrower and (ii) receipt thereof, copies of any ratings analysis by (A) A.M. Best & Co. or S&P relating to any Insurance Subsidiary or (B) S&P or Moody's in respect of the senior Indebtedness of the Borrower.

                    (f) Copies of any actuarial certificates prepared with respect to any Insurance Subsidiary by an employee of or an actuary engaged by such Insurance Subsidiary, promptly after the receipt thereof.

                    (g) As soon as available, but in any event not later than the last Business Day in February of each year, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Borrower and its Subsidiaries for such Fiscal Year.

                    (h) Together with the financial statements required by clauses (a) and (b) above, a compliance certificate in substantially the form of Exhibit F hereto signed by its chief
                                   ---------
         financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

                    (i) Within 270 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

                    (j) As soon as possible and in any event within 10 days after the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto and as soon as possible and in any event within ten (10) days after learning thereof, notification of any lien imposed by the PBGC or the IRS on the assets of any member of the Controlled Group in respect of any Plan maintained by any such member (or any other employee pension benefit plan as to which any such member may be liable) which relates to liabilities in excess of ten percent of the net worth (determined according to generally accepted accounting principles and without reduction for any reserve for such liabilities) of Alleghany and its Subsidiaries.

                    (k) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (i) any notice, claim, complaint or order to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any Hazardous Materials into the environment or requiring that action be taken to respond to or clean up a Release of Hazardous Materials into the environment, and (ii) any notice, complaint or citation alleging any violation of any Environmental Law or Environmental Permit by the Borrower or any of its Subsidiaries. Within ten days of the Borrower or any Subsidiary having knowledge of the proposal, enactment or promulgation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with written notice thereof.

                    (l) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the NAIC or any insurance commission or department or analogous Governmental Authority (including without limitation, any filing made by the Borrower or any Subsidiary pursuant to any insurance holding company act or related rules or regulations), but excluding routine or non-material filings with the NAIC, any insurance commissioner or department or analogous Governmental Authority.

                    (m) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, demand, notice of proposed deficiency or notice of deficiency received by the Borrower or any other Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, if any such assessment, demand, notice, Lien or judicial proceeding relates to tax liabilities in excess of ten percent (10%) of the net worth (determined according to generally accepted accounting standards and without reduction for any reserve for such liabilities) of Alleghany and its Subsidiaries taken as a whole.

                    (n) Such other information (including, without limitation, the annual Best's Advance Report Service report prepared with respect to each Insurance Subsidiary rated by A.M.

         Best & Co.) as the Agent or any Lender may from time to time reasonably request.

              6.2.  Use of Proceeds.  The Borrower will, and will cause
                    ---------------
         each Subsidiary to, use the proceeds of the Advances to meet the general corporate needs of the Borrower and its Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any Margin Stock or to finance the Purchase of any Person which has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person.

              6.3.  Notice of Default.  The Borrower will, and will cause
                    -----------------
         each Subsidiary to, give prompt notice in writing to the Lenders of (a) the occurrence of any Default or Unmatured Default, (b) the occurrence of any other development, financial or other, relating specifically to the Borrower or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect, (c) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, (d) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (e) any judicial or administrative order limiting or controlling the insurance business of any Insurance Subsidiary (and not the insurance industry generally) which has been issued or adopted and which has had, or could reasonably be expected to have, a Material Adverse Effect, or (f) the commencement of any litigation which could reasonably be expected to create a Material Adverse Effect.

              6.4.  Conduct of Business.  The Borrower will, and will cause
                    -------------------
         each Subsidiary to, (a) carry on and conduct its business only in substantially the same manner as it is presently conducted, (b)
         (i) with respect to the Borrower, only engage in the business of a holding company owning entities engaged in the business of insurance or reasonably incidental activities, (ii) with respect to each Insurance Subsidiary, only engage in the insurance business in which it is engaged or licensed as of the date hereof, if it is an Insurance Subsidiary as of such date, or as of the date of its Purchase, if hereafter acquired, or only engage in the insurance business for which it is formed, if hereafter formed, and (iii) with respect to each other Subsidiary, only engage in the business in which it is engaged as of the date hereof, if it is a Subsidiary as of such date, or as of the date of its Purchase if hereafter acquired, or only engage in the business for which it is formed, if hereafter formed, (c) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and its jurisdiction of domicile and maintain all requisite qualification to conduct business in each other jurisdiction in which such qualification is required, except where the failure to maintain such qualification could not reasonably be expected to have a Material Adverse Effect, and (d) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for any Insurance Subsidiary to operate its insurance business in compliance with all applicable laws and regulations; provided, that (i) any Insurance Subsidiary may withdraw from one
         --------
         or more states (other than its state of domicile) as an admitted insurer if such withdrawal is determined by the board of directors or management of such Insurance Subsidiary to be in the best interest of such Insurance Subsidiary and could not reasonably be expected to have a Material Adverse Effect and (ii) any Subsidiary that is not actively engaged in business may be dissolved, if such dissolution is determined by the Borrower's board of directors to be in the best interest of the Borrower and could not reasonably be expected to have a Material Adverse Effect. No Insurance Subsidiary shall change its state of domicile or incorporation without the prior written consent of the Required Lenders. Each Wholly Owned Subsidiary in existence as of the date of this Agreement shall continue to be a Wholly Owned Subsidiary except as permitted by Section 6.12.
                      ------------

              6.5.  Taxes.  The Borrower will, and will cause each
                    -----
         Subsidiary to, timely file United States federal and applicable foreign, state and local tax returns required to be filed by it that are true and correct in all material respects, and each of the Borrower, the Subsidiaries, Alleghany and each other Consolidated Person will pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except, in each case, those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with generally accepted accounting principles or SAP, as applicable.

              6.6.  Insurance.  The Borrower will, and will cause each
                    ---------
         Subsidiary to, maintain, insurance on all their Property with companies, in such amounts and covering such risks as is, in each case, consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.

              6.7.  Compliance with Laws.  The Borrower will, and will
                    --------------------
         cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

              6.8.  Maintenance of Properties.  The Borrower will, and will
                    -------------------------
         cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, except for ordinary wear and tear, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided, that the Borrower or
                                          --------
         any Subsidiary may, subject to Section 6.13, dispose of any
                                        ------------
         Property that such Person deems unnecessary for the conduct of its business.

              6.9.  Inspection.  The Borrower will, and will cause each
                    ----------
         Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate. The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles or SAP, as applicable, consistently applied.

              6.10. Capital Stock and Dividends.  The Borrower will not,
                    ---------------------------
         nor will it permit any Subsidiary to, (a) issue any capital stock or equity securities of any kind if, as a result thereof, a Change in Control would occur, or (b) declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding if a Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined with respect to the covenants set forth in Section 6.22 on a pro forma
                                               ------------
         basis as of the last day of the immediately preceding Fiscal Quarter), except that any Subsidiary may declare and pay dividends or make distributions to the Borrower or any Wholly Owned Subsidiary.

              6.11. Indebtedness.  The Borrower will not, nor will it
                    ------------
         permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

                    (a)  the Loans;

                    (b) Indebtedness existing on the date hereof and described in Schedule 5.17 hereto;
                      -------------

                    (c)  Rate Hedging Obligations related to the Loans;

                    (d)  Contingent Obligations permitted pursuant to
         Section 6.15; and
         ------------

                    (e) additional Indebtedness so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such incurrence of Indebtedness (determined with respect to the covenants set forth in Section 6.22 on a pro
                                                    ------------
         forma basis as of the last day of the immediately preceding Fiscal Quarter).

              6.12. Merger.  The Borrower will not, nor will it permit any
                    ------
         Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Wholly Owned Subsidiary may merge into the Borrower or any Wholly Owned Subsidiary of the Borrower, (b) the Borrower may enter into any merger or consolidation so long as (i) the surviving or successor corporation is organized under the laws of any state of the United States and assumes the Obligations by written instrument acceptable in form and substance to the Agent and each Lender, (ii) no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined with respect to the covenants set forth in Section
                                                                -------
         6.22 on a pro forma basis as of the last day of the immediately
         ----
         preceding Fiscal Quarter) and (iii) each Lender has given its prior written consent to such transaction, which consent shall not be unreasonably withheld and (c) any Subsidiary formed for the purpose of effecting a transaction permitted under Section
                                                            -------
         6.14(a)(iv) or (b)(v) may merge with another entity if required to
         -----------    ------
         consummate such transaction.

              6.13. Sale of Assets.  The Borrower will not, nor will it
                    --------------
         permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property to any other Person except for (a) sales of Investments in the ordinary course of business by the Borrower or any Insurance Subsidiary, including without limitation, transactions undertaken for the purpose of restructuring all or a part of the portfolio of Investments owned by the Borrower or such Insurance Subsidiary, (b) leases, sales, transfers or other dispositions of its Property that, together with all other Property of its Subsidiaries previously leased, sold or disposed of (other than Investments sold in the ordinary course of business by Insurance Subsidiaries) as permitted by this Section 6.13 since
                                                         ------------
         the date hereof do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries, and (c) a sale of all or substantially all of the Borrower's assets so long as (i) the successor corporation is organized under the laws of any state of the United States and assumes the Obligations by written instrument acceptable in form and substance to each Lender, (ii) no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined with respect to the covenants set forth in Section 6.22 on a pro forma basis as
                                       ------------
         of the last day of the immediately preceding Fiscal Quarter), and
         (iii) each Lender has given its prior written consent to such transaction, which consent shall not be unreasonably withheld.

              6.14. Investments and Purchases.  (a) The Borrower will not,
                    -------------------------
         and will not permit any Subsidiary which is not an Insurance Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except:

                    (i)  Cash and Cash Equivalents;

                   (ii) Investments in existence as of September 30, 1996 (including Investments in Subsidiaries as of September 30,
              1996) and described in Schedule 6.14 hereto;
                                     -------------

                  (iii) Investments in debt securities rated BBB- or better by S&P, Baa-3 or better by Moody's or NAIC-2 or better by the NAIC; provided, that any such Investment which, at any time after which it is made, ceases to meet such rating requirements shall (A) cease to be permitted hereby if then permitted by Section 6.14(a)(vi) and (B) if not then
                           -------------------
              permitted by Section 6.14(a)(vi) remain permitted hereby
                           -------------------
              until the earlier of the time it is permitted under Section
                                                                  -------
              6.14(a)(vi) and the date which is 30 days after the date on
              -----------
              which such rating requirement is no longer met;

                   (iv) Purchases of businesses or entities engaged in the insurance business or businesses reasonably incident thereto which do not constitute hostile takeovers (including the creation of Subsidiaries in connection therewith) so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Purchase or creation (determined with respect to the covenants set forth in Section 6.22 on a pro forma basis as
                                     ------------
              of the last day of the immediately preceding Fiscal Quarter);

                    (v) Other Investments by the Borrower in any Person which is a Subsidiary as of the date hereof, so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Investment (determined with respect to the covenants set forth in
              Section 6.22 on a pro forma basis as of the last day of the
              ------------
              immediately preceding Fiscal Quarter); and

                   (vi) Other Investments by the Borrower in an amount not exceeding $40,000,000 (including the creation of Subsidiaries and Investments therein and Investments in any partnership or joint venture) so long as at the time of such Investment no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Investment (determined with respect to the covenants set forth in
              Section 6.22 on a pro forma basis as of the last day of the
              ------------
              immediately preceding Fiscal Quarter).

                    (b) The Borrower will not permit any Insurance Subsidiary to make or suffer to exist any Investments (including, without limitation, loans and advances to and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except:

                    (i)  Cash and Cash Equivalents;

                   (ii) Investments in debt securities rated BBB- or better by S&P, Baa-3 or better by Moody's or NAIC-2 or better by the NAIC; provided, that any such Investment which, at any time after which it is made, ceases to meet such rating requirements shall (A) cease to be permitted hereby if then permitted by Section 6.14(b)(vi) and (B) if not then
                                   -----------
              permitted by Section 6.14(b)(vi) remain permitted hereby
                                   -----------
              until the earlier of the time it is permitted under Section
                                                                  -------
              6.14(b)(vi) and the date which is 30 days after the date on
              -----------
              which such rating requirement is no longer met;

                  (iii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof;

                   (iv) Other Investments in any Person which is a Subsidiary as of the date hereof so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect to such Investment (determined with respect to the covenants set forth in Section 6.22 on a pro
                                                    ------------
              forma basis as of the last day of the immediately preceding Fiscal Quarter);

                    (v) Purchases of businesses or entities engaged in the insurance business which do not constitute hostile takeovers (including the creation of Subsidiaries in connection therewith) made after the date of this Agreement for an aggregate consideration not to exceed $50,000,000, so long as no Default or Unmatured Default has occurred and is continuing or would occur after giving effect thereto (determined with respect to the covenants set forth in
              Section 6.22 on a pro forma basis as of the last day of the
              ------------
              immediately preceding Fiscal Quarter); and

                   (vi) Other Investments (including the creation of Subsidiaries and Investments therein and Investments in any partnership or joint venture but excluding any Investment of the type described in clause (b)(v) above) of a type acceptable to the insurance commissioner in the respective domiciliary state of such Insurance Subsidiary; provided, that such Investments do not exceed, in the aggregate at any one time outstanding, an amount equal to the Total Admitted Assets (as presented on the "Assets" statement, currently Page 2, Line 21 of the Annual Statement) of all Insurance Subsidiaries (determined, where applicable, on a combined basis by reference to the comparable line in the combined Annual Statement) less 125% of the aggregate Total Required Liabilities (as presented on the "Liabilities, Surplus and Other Funds" statement, currently Page 3, Line 21 of the Annual Statement) of all Insurance Subsidiaries (determined, where applicable, on a combined basis by reference to the comparable line in the combined Annual Statement); provided, further, that the fair market value of the Investment in Burlington Northern Santa Fe Corporation held by the Borrower and its Insurance Subsidiaries shall be subtracted from such amount for so long as such Investment exists.

              6.15. Contingent Obligations.  The Borrower will not, nor
                    ----------------------
         will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any

         Contingent Obligation with respect to the obligations of a Subsidiary), except (a) the Contingent Obligations described on
         Schedule 5.17, (b) Contingent Obligations in respect of insurance
         -------------
         contracts or policies issued in the ordinary course of business,
         (c) Contingent Obligations in respect of the extension of guaranties in the ordinary course of business to insureds of the obligations of insurers under insurance policies or contracts, and
         (d) Contingent Obligations in respect of the endorsement of instruments for deposit or collection in the ordinary course of business.

              6.16. Liens.  The Borrower will not, nor will it permit any
                    -----
         Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

                    (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting or SAP, as applicable, shall have been set aside on its books;

                    (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                    (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                    (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

                    (e) Deposits made by any Insurance Subsidiary with the insurance regulatory authority in its jurisdiction of domicile or other statutory liens or liens or claims imposed or required by applicable insurance law or regulation against the assets of any Insurance Subsidiary, in each case in favor of all policyholders of such Insurance Subsidiary and in the ordinary course of such Insurance Subsidiary's business;

                    (f) Rights of third parties with respect to amounts deposited with or for the benefit of any Insurance Subsidiary in trust to secure obligations owed to any Insurance Subsidiary under contracts of reinsurance entered into in the ordinary course of such Insurance Subsidiary's business;

                    (g)  Liens existing on the date hereof and described in
         Schedule 6.16 hereto; and
         -------------

                    (h) Other Liens securing Indebtedness or obligations with an aggregate principal amount not in excess of $1,000,000 at any time outstanding.

              6.17. Affiliates.  The Borrower will not, and will not permit
                    ----------
         any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than URC Barbados Holding Corp. and entities owned by it) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction.

              6.18. Other Indebtedness.  The Borrower will not, and will
                    ------------------
         not permit any Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness prior to the date when due (other than the Loans) while a Default or Unmatured Default has occurred and is continuing.

              6.19. Environmental Matters.  The Borrower shall and shall
                    ---------------------
         cause each of its Subsidiaries to (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all commercially reasonable remedial actions in response to the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any real property owned, leased or operated by the Borrower or any of its Subsidiaries.

              6.20. Change in Corporate Structure; Fiscal Year.  The
                    ------------------------------------------
         Borrower shall not, nor shall it permit any Subsidiary to, (a)
         permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders (provided that the
                                                  --------
         Borrower shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its Fiscal Year to end on any date other than December 31 of each year.

              6.21. Inconsistent Agreements.  The Borrower shall not, nor
                    -----------------------
         shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the amending of the Loan Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or (b) contains any provision which would be violated or breached by the making of Advances or by the performance by the Borrower of any of its obligations under any Loan Document.

              6.22. Financial Covenants.  The Borrower shall:
                    -------------------

                    6.22.1.   Minimum Statutory Surplus.  At all times
                              -------------------------
         after the date hereof, cause the Insurance Subsidiaries, as determined on a combined basis for all of the Insurance Subsidiaries (without double counting) as of the last day of each Fiscal Quarter, to maintain a minimum Statutory Surplus at least equal to the sum of (a) $529,500,000, plus (b) 100% of any capital contributions made to any Insurance Subsidiary after June 30, 1996 (without double counting), plus (c) 35% of positive Statutory Net
                                    ----
         Income, if any, for each Fiscal Quarter ending after the date hereof and on or prior to the time of determination.

                    6.22.2.   Leverage Ratio.  At all times after the date
                              --------------
         hereof, determined as of the end of each Fiscal Quarter, maintain a Leverage Ratio of not more than .35 to 1.0.

              6.23. Tax Consolidation.  The Borrower will not and will not
                    -----------------
         permit any of its Subsidiaries to file or consent to the filing of any consolidated, combined or unitary income tax return with any Person (other than any of the Borrower's Subsidiaries, Alleghany or any other Consolidated Person), except as required by law. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any tax sharing agreement with any Person (other than Alleghany, the Borrower or any of its Subsidiaries) without the written consent of the Required Lenders. The Borrower shall cause each Subsidiary (including any newly acquired or newly created Subsidiary) to enter into a tax sharing agreement with the Borrower or such Subsidiary's immediate parent corporation, as the case may be, which tax sharing agreement shall obligate such Subsidiary to pay to the Borrower (or to such Subsidiary's immediate parent corporation) an amount of tax substantially equal to the amount of tax the Borrower is required to pay to Alleghany by reason of the taxable income of such Subsidiary. No Tax Sharing Agreement or other agreement described above may be amended to provide for any payments to be made to Alleghany in an amount substantially in excess of the amount of tax which Alleghany is required to pay by reason of the taxable income of the Borrower and its Subsidiaries.

              6.24. ERISA Compliance.
                    ----------------

                    With respect to any Plan, neither the Borrower nor any Subsidiary shall:

                    (a) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the
         Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $1,000,000 could be imposed;

                    (b) permit to be incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $1,000,000, whether or not waived;

                    (c) permit the occurrence of any Termination Event which could result in a liability to the Borrower or any other member of the Controlled Group in excess of $1,000,000;

                    (d) be an "employer" (as such term is defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term in defined in

         Section 4001(a)(2) of ERISA) required to contribute to any Multiemployer Plan; or

                    (e) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan which could reasonably be expected to result in liability to the Borrower or any other member of the Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE VII

                                      DEFAULTS
                                      --------

              The occurrence of any one or more of the following events shall constitute a Default:

              7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower to the Lenders or the Agent under or in connection with this Agreement, any other Loan Document, any Loan, or any certificate or material information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made.

              7.2. Nonpayment of (a) any principal of any Note when due, or (b) any interest upon any Note or any commitment fee or other fee or obligations under any of the Loan Documents within five days after the same becomes due.

              7.3. The breach by the Borrower of any of the terms or provisions of Section 6.2, Section 6.3(a) or Sections 6.10 through
                       -----------  --------------    -------------
         6.24.
         ----

              7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the
                                     -----------  ---    ---
         terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Agent or any Lender.

              7.5. The default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any Indebtedness aggregating in excess of $5,000,000 was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

              7.6. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (f) fail to contest in good
                                   -----------
         faith any appointment or proceeding described in Section 7.7 or
                                                          -----------
         (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

              7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall
                                                       --------------
         be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of forty-five (45) consecutive days.

              7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the
                             ------------
         Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

              7.9. The Borrower or any of its Subsidiaries shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $1,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

              7.10. Any Change in Control shall occur.

              7.11. Nonpayment by the Borrower of any Rate Hedging Obligation owed to any Lender or the breach by the Borrower of any term, provision or condition contained in any agreement, device or arrangement giving rise to any such Rate Hedging Obligation.

              7.12. Any material License of any Insurance Subsidiary (a) shall be revoked by the Governmental Authority which issued such License, or any action (administrative or judicial) to revoke such License shall have been commenced against such Insurance Subsidiary and shall not have been dismissed within 60 days after the commencement thereof, (b) shall be suspended by such Governmental Authority for a period in excess of 60 days or (c) shall not be reissued or renewed by such Governmental Authority upon the expiration thereof following application for such reissuance or renewal of such Insurance Subsidiary.

              7.13. Any Insurance Subsidiary shall be the subject of a final non-appealable order imposing a fine in an amount in excess of $250,000 in any single instance or other such orders imposing fines in excess of $1,000,000 in the aggregate after the date of this Agreement by or at the request of any state insurance regulatory agency as a result of the violation by such Insurance Subsidiary of such state's applicable insurance laws or the regulations promulgated in connection therewith.

              7.14. Any Insurance Subsidiary shall become subject to (a) any conservation or liquidation order, directive or mandate issued by any Governmental Authority or (b) any other directive or mandate issued by any Governmental Authority which could reasonably be expected to have a Material Adverse Effect, which in either case is not stayed within thirty (30) days.

              7.15. The Borrower, any of its Subsidiaries, Alleghany or any other Consolidated Person shall receive any tax assessment, demand or notice of deficiency or have any tax liens filed or any judicial proceeding relating to any tax matter commenced against it which, in any such case, could reasonably be expected to have a Material Adverse Effect or any tax lien shall be filed against any property of the Borrower or any Subsidiary relating to the tax liabilities of any Person if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting or SAP, as applicable, shall have been set aside on its books.

              7.16. (a) The Unfunded Liabilities of all Single Employer Plans maintained by the Borrower and its Subsidiaries shall exceed in the aggregate $1,000,000 or a Reportable Event shall occur in connection with any Plan maintained by the Borrower or any of its Subsidiaries, (b) the Unfunded Liabilities of all Single Employer Plans maintained by other members of the Controlled Group shall exceed an amount which could reasonably be expected to have a Material Adverse Effect or any Reportable Event shall occur in connection with any Plan maintained by other members of the Controlled Group which could reasonably be expected to have a Material Adverse Effect or (c) any Lien shall be imposed by the PBGC or the IRS against any assets of the Borrower or any of its Subsidiaries with respect to a Plan maintained by any other member of the Controlled Group (or any other employee pension benefit plan as to which any such member may be liable).


                                    ARTICLE VIII

                   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                   ----------------------------------------------

              8.1.  Acceleration.  If any Default described in Section 7.6
                    ------------                               -----------
         or 7.7 occurs with respect to the Borrower, the obligations of the
            ---
         Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

              If, within ten Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with
                                                 -----------    ---
         respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

              8.2.  Amendments.  Subject to the provisions of this Article
                    ----------                                     -------
         VIII, the Required Lenders (or the Agent with the consent in
         ----
         writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such
                                        --------  -------
         supplemental agreement shall, without the consent of each Lender:

                    (a) Extend the final maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

                    (b) Reduce the percentage specified in the definition of Required Lenders;

                    (c) Increase the amount of the Commitment of any Lender hereunder;

                    (d)  Extend the Facility Termination Date;

                    (e)  Amend this Section 8.2; or
                                    -----------

                    (f) Permit any assignment by the Borrower of its Obligations or its rights hereunder.

         No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent.

         The Agent may waive payment of the fee required under Section
                                                               -------
         12.3.2 without obtaining the consent of any other party to this
         ------
         Agreement.

              8.3.  Preservation of Rights.  No delay or omission of the
                    ----------------------
         Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to
         Section 8.2, and then only to the extent in such writing
         -----------
         specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                     ARTICLE IX

                                 GENERAL PROVISIONS
                                 ------------------

              9.1.  Survival of Representations.  All representations and
                    ---------------------------
         warranties of the Borrower contained in this Agreement or of the Borrower or any Subsidiary contained in any Loan Document shall survive the delivery of the Notes and the making of the Loans herein contemplated.

              9.2.  Governmental Regulation.  Anything contained in this
                    -----------------------
         Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

              9.3.  Taxes.  Any stamp, documentary or similar taxes,
                    -----
         assessments or charges payable or ruled payable by any governmental authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

              9.4.  Headings.  Section headings in the Loan Documents are
                    --------
         for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

              9.5.  Entire Agreement.  The Loan Documents embody the entire
                    ----------------
         agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter dated August 5, 1996 in favor of First Chicago.

              9.6.  Several Obligations; Benefits of this Agreement.  The
                    -----------------------------------------------
         respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and the Arranger and their respective successors and assigns.

              9.7.  Expenses; Indemnification.  The Borrower shall
                    -------------------------
         reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Arranger, which attorneys may be employees of the Agent or the Arranger) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. The

         Borrower further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement or the other Loan Documents the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they arise (a) out of the gross negligence or willful misconduct of the party seeking indemnification, (b) from any dispute of or any litigation or other proceeding instituted by any Lender against the Agent or any other Lender or (c) from any breach by the party seeking indemnification of its obligations under this Agreement. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

              9.8.  Numbers of Documents.  All statements, notices, closing
                    --------------------
         documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

              9.9.  Accounting.  Except as provided to the contrary or
                    ----------
         otherwise defined herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

              9.10. Severability of Provisions.  Any provision in any Loan
                    --------------------------
         Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

              9.11. Nonliability of Lenders.  The relationship between the
                    -----------------------
         Borrower and the Lenders and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to the Borrower by the Agent or the Lenders is for the protection of the Agent and the Lenders and neither the Borrower nor any other Person is entitled to rely thereon. The Borrower agrees that neither the Agent nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on the Agent, or such Lender, final and not subject to review on appeal, that such losses were the result of acts or omissions on the part of the Agent or such Lender, as the case may be, constituting gross negligence or willful misconduct of the party from which recovery is sought. Whether or not such damages are related to a claim that is subject to the waiver effected above and whether or not such waiver is effective, neither the Agent nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby or the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith.

              9.12. CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE
                    -------------
         CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

              9.13. CONSENT TO JURISDICTION.  THE BORROWER HEREBY
                    -----------------------
         IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE

         OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS; PROVIDED, THAT SUCH PROCEEDINGS MAY BE BROUGHT IN OTHER COURTS IF JURISDICTION MAY NOT BE OBTAINED IN A COURT IN CHICAGO, ILLINOIS.

              9.14. WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND EACH
                    --------------------
         LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

              9.15. Disclosure.  The Borrower and each Lender hereby (a)
                    ----------
         acknowledge and agree that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower, including, without limitation, in connection with any interest rate hedging instruments or agreements or swap transactions, and (b) waive any liability arising out of or resulting from any conflict of interest arising from such investments, loans or relationships.

              9.16. Counterparts.  This Agreement may be executed in any
                    ------------
         number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent that it has taken such action.

              9.17. Confidentiality.  Each of the Agent and each Lender
                    ---------------
         agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrower and provided to it by the Borrower or any Subsidiary, or by the Agent on the Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrower or any Subsidiary, except to the extent such information
         (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; provided, however, that the Agent or any Lender may
                      --------  -------
         disclose such information (a) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such authority; (b) pursuant to subpoena or other court process, provided that if not prohibited by law, the Agent or such Lender will use its best efforts to provide notice to the Borrower of the receipt of such subpoena and give the Borrower reasonable opportunity to seek a protective order with respect to such information prior to delivering confidential material in response thereto; (c) when required to do so in accordance with the provisions of any applicable requirement of law; (d) to the extent reasonably required in connection with any litigation or proceeding with respect to the transactions contemplated hereby to which the Agent or any Lender or their respective Affiliates may be party; (e) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (f) to the Agent's or such Lender's independent auditors and other professional advisors with a need to know and who agree to keep such information confidential to the extent required of the Agent or such Lender hereunder; (g) to any Participant or Purchaser, actual or potential, provided that such Person agrees to keep such information confidential to the same extent required of the Agent or the Lenders hereunder;
         (h) as to the Agent or any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower or any Subsidiary is party or is deemed party with the Agent or such Lender or such Affiliate; and (i) to its Affiliates, provided that any such Affiliate agrees in writing to keep such information confidential to the same extent required of the Agent or such Lender hereunder.


                                     ARTICLE X

                                     THE AGENT
                                     ---------

              10.1  Appointment.  First Chicago is hereby appointed Agent
                    -----------
         hereunder and under each other Loan Document, and each of the Lenders authorizes the Agent to act as the agent of such Lender.

         The Agent agrees to act as such upon the express conditions contained in this Article X. The Agent shall not have a fiduciary
                           ---------
         relationship in respect of the Borrower or any Lender by reason of this Agreement.

              10.2. Powers.  The Agent shall have and may exercise such
                    ------
         powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the Agent.

              10.3. General Immunity.  Neither the Agent nor any of its
                    ----------------
         directors, officers, agents or employees shall be liable to the Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

              10.4. No Responsibility for Loans, Recitals, etc.  Neither
                    -------------------------------------------
         the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder,
         (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items
                                ----------
         required to be delivered to the Agent and not waived at closing, or (d) the validity, effectiveness, sufficiency, enforceability or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

              10.5. Action on Instructions of Lenders.  The Agent shall in
                    ---------------------------------
         all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, to the extent required by Section 8.2, all Lenders), and such
                                -----------
         instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

              10.6. Employment of Agents and Counsel.  The Agent may
                    --------------------------------
         execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

              10.7. Reliance on Documents; Counsel.  The Agent shall be
                    ------------------------------
         entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

              10.8. Agent's Reimbursement and Indemnification.  The Lenders
                    -----------------------------------------
         agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the

         Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents; provided, that no Lender shall be liable for any of the
                    --------
         foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations
                    ------------
         and termination of this Agreement.

              10.9. Notice of Default.  The Agent shall not be deemed to
                    -----------------
         have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

              10.10. Rights as a Lender.  In the event the Agent is a
                     ------------------
         Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

              10.11. Lender Credit Decision.  Each Lender acknowledges that
                     ----------------------
         it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

              10.12. Successor Agent.  The Agent may resign at any time by
                     ---------------
         giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent and, if no Default or Unmatured Default has occurred and is continuing, the Borrower's prior written consent, or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment and the Borrower has given its consent if required hereunder. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000.
         Upon the acceptance of any appointment as Agent hereunder by a successor Agent and such consent by the Borrower, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent.
         Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for its benefit in respect
              ---------
         of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.


                                     ARTICLE XI

                              SETOFF; RATABLE PAYMENTS
                              ------------------------

              11.1. Setoff.  In addition to, and without limitation of, any
                    ------
         rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured

         Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower or any Subsidiary may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

              11.2. Ratable Payments.  If any Lender, whether by setoff or
                    ----------------
         otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 2.16(a), 3.1, 3.2 or 3.4) in
                                       ---------------  ---  ---    ---
         a greater proportion than its pro-rata share of such Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be offset is to be applied to Indebtedness of the Borrower to a Lender, other than Indebtedness evidenced by any of the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by such Notes.


                                    ARTICLE XII

                 BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                 -------------------------------------------------


              12.1. Successors and Assigns.  The terms and provisions of
                    ----------------------
         the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents, and
         (b) any assignment by any Lender must be made in compliance with
         Section 12.3.  Notwithstanding clause (b) of this Section, any
         ------------                   ----------
         Lender may at any time, without the consent of the Borrower or the

         Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section
                                                                   -------
         12.3 in the case of an assignment thereof or, in the case of any
         ----
         other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

              12.2. Participations.
                    ---------------

                    12.2.1.   Permitted Participants; Effect.  Any Lender
                              ------------------------------
         may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan
                    ------------
         owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                    12.2.2.   Voting Rights.  Each Lender shall retain the
                              -------------
         sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver which effects any of the modifications referenced in clauses (a) through
         (f) of Section 8.2.
                -----------

                    12.2.3.   Benefit of Setoff.  The Borrower agrees that
                              -----------------
         each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest
                     ------------
         in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided, that each Lender
                                               --------
         shall retain the right of setoff provided in Section 11.1 with
                                                      ------------
         respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount
            ------------
         received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each
                                                 ------------
         Participant were a Lender.

              12.3. Assignments.
                    -----------

                    12.3.1.   Permitted Assignments.  Any Lender may, in
                              ---------------------
         the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and
                    ----------
         obligations under the Loan Documents; provided, however, that in
                                               --------  -------
         the case of an assignment to an entity which is not a Lender or an Affiliate of a Lender, such assignment shall be in a minimum amount of $5,000,000. Such assignment shall be substantially in the form of Exhibit G hereto or in such other form as may be
                     ---------
         agreed to by the parties thereto. The consent of the Agent and, so long as no Default is continuing, the Borrower shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof. Such consent shall not be unreasonably withheld.

                    12.3.2.   Effect; Effective Date.  Upon (a) delivery to
                              ----------------------
         the Agent by the transferor Lender of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit G
                                               ---------    ---------
         hereto (a "Notice of Assignment"), together with any consents
                    --------------------
         required by Section 12.3.1, and (b) payment by the transferor
                     --------------
         Lender of a $3,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, (a) such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and (b) the transferor Lender shall be released with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor
                                         --------------
         Lender, the Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

              12.4. Dissemination of Information.  The Borrower authorizes
                    ----------------------------
         each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective
                                   ----------
         Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries.

              12.5. Tax Treatment.  If any interest in any Loan Document is
                    -------------
         transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.16(b).
                                ---------------

                                    ARTICLE XIII

                                      NOTICES
                                      -------

              13.1. Giving Notice.  Except as otherwise permitted by
                    -------------
         Section 2.11 with respect to borrowing notices, all notices and
         ------------
         other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing, by facsimile, first class U.S. mail or overnight courier and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties given pursuant to this Section 13.1. Any notice, if mailed and properly
                          ------------
         addressed with first class postage prepaid, return receipt requested, shall be deemed given three (3) Business Days after deposit in the U.S. mail; any notice, if transmitted by facsimile, shall be deemed given when transmitted; and any notice given by overnight courier shall be deemed given when received by the addressee.

              13.2. Change of Address.  The Borrower, the Agent and any
                    -----------------
         Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                            [signature pages to follow]

              IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                       URC HOLDINGS CORP.


                                       By: /s/ Stephen C. Kolakowski
                                           -------------------------------
                                       Print Name:  Stephen C. Kolakowski

                                       Title:  Chief Financial Officer

                                         Address:  22801 Ventura Boulevard
                                                   Woodland Hills,
                                                     California 91364
                                                   Attn:  Stephen C.
                                                          Kolakowski

                                       Telecopy:   (818) 225-1000
                                       Telephone:  (818) 225-8219


         Commitment   $10,000,000      THE FIRST NATIONAL BANK OF CHICAGO,
                                       Individually and as Agent


                                       By: /s/ Thomas W. Doddridge
                                           -------------------------------
                                       Print Name:  Thomas W. Doddridge

                                       Title:  Vice President

                                         Address:  One First National Plaza
                                                   Mail Suite 0085
                                                   Chicago, Illinois 60670
                                                   Attn:  Thomas W.
                                                          Doddridge

                                       Telecopy:   (312) 732-4033
                                       Telephone:  (312) 732-3881

         Commitment   $10,000,000      THE FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA


                                       By: /s/ Gail M. Golightly
                                           -------------------------------
                                       Print Name:  Gail M. Golightly

                                       Title:  Senior Vice President

                                         Address:  301 South College
                                                     Street, DC-5
                                                   Charlotte, North
                                                     Carolina 28288-0735
                                                   Attn:  Jed Guenther

                                       Telecopy:   (704) 383-7611
                                       Telephone:  (704) 383-3560


         Commitment   $9,000,000       MELLON BANK, N.A.


                                       By: /s/ Richard A. Spelke
                                           -------------------------------
                                       Print Name:  Richard A. Spelke

                                       Title:  First Vice President

                                         Address:  300 South Grand Avenue
                                                   Suite 3800
                                                   Los Angeles, California
                                                   90071
                                                   Attn:  Richard A. Spelke

                                       Telecopy:   (213) 617-9691
                                       Telephone:  (213) 680-7365

         Commitment   $7,000,000       THE NORTHERN TRUST COMPANY


                                       By: /s/ Marcia P. Saper
                                           -------------------------------
                                       Print Name:  Marcia P. Saper

                                       Title:  Vice President

                                         Address:  50 S. LaSalle Street
                                                   Chicago, Illinois 60675
                                                   Attn:  Marcia P. Saper

                                       Telecopy:   (312) 557-2673
                                       Telephone:  (312) 444-3416


         Commitment   $7,000,000       SANWA BANK CALIFORNIA


                                       By: /s/ David C. Misch
                                           -------------------------------
                                       Print Name:  David C. Misch

                                       Title:  Assistant Vice President

                                         Address:  601 South Figueroa
                                                     Street
                                                   (W8-6)
                                                   Los Angeles, California
                                                   90017
                                                   Attn:  David C. Misch

                                       Telecopy:   (213) 896-7282
                                       Telephone:  (213) 896-7799

         Commitment   $7,000,000       UNION BANK OF CALIFORNIA, N.A.


                                       By: /s/ James R. Fothergill
                                           -------------------------------
                                       Print Name:  James R. Fothergill

                                       Title:  Vice President

                                         Address:  550 South Hope Street
                                                   Third Floor
                                                   Los Angeles, California
                                                   90071
                                                   Attn:  James R.
                                                          Fothergill

                                       Telecopy:   (213) 243-3552
                                       Telephone:  (213) 243-3542


         Initial
         Aggregate
         Commitment   $50,000,000
                       ----------